EXHIBIT 10.1

FIVE-YEAR REVOLVING CREDIT AGREEMENT

dated as of August 19, 2022,

among

ZIMMER BIOMET HOLDINGS, INC.,

THE LENDERS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

BARCLAYS BANK PLC,

BNP PARIBAS SECURITIES CORP.,

CITIBANK, N.A.,

DNB MARKETS, INC.,

GOLDMAN SACHS BANK USA,

HSBC SECURITIES (USA) INC.,

MIZUHO BANK, LTD.,

MORGAN STANLEY MUFG LOAN PARTNERS, LLC,

RBC CAPITAL MARKETS1 and

SUMITOMO MITSUI BANKING CORPORATION,

as Joint Lead Arrangers and Joint Bookrunners

CITIBANK, N.A. and

MIZUHO BANK, LTD.,

as Syndication Agents

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC,

BNP PARIBAS SECURITIES CORP.,

DNB BANK ASA, NEW YORK BRANCH,

GOLDMAN SACHS BANK USA,

HSBC BANK USA, N.A.,

MORGAN STANLEY MUFG LOAN PARTNERS, LLC,

[1]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

ROYAL BANK OF CANADA and

SUMITOMO MITSUI BANKING CORPORATION,

as Documentation Agents

2

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	26
SECTION 1.03.	Terms Generally	26
SECTION 1.04.	Accounting Terms; GAAP	27
SECTION 1.05.	Interest Rates; Benchmark Notification	28
SECTION 1.06.	Blocking Regulation	28
SECTION 1.07.	Divisions	28

ARTICLE II

Amount and Terms of the Commitments

SECTION 2.01.	Commitments	29
SECTION 2.02.	Loans and Borrowings	29
SECTION 2.03.	Requests for Borrowings	30
SECTION 2.04.	[Reserved]	30
SECTION 2.05.	Extension of Maturity Date	30

ARTICLE III

[Reserved]

ARTICLE IV

Letters of Credit

SECTION 4.01.	Letters of Credit	32

ARTICLE V

General Provisions Applicable to Loans

SECTION 5.01.	Funding of Borrowings	38
SECTION 5.02.	Interest Elections	39
SECTION 5.03.	Termination and Reduction of Aggregate Commitments	40
SECTION 5.04.	Repayment of Loans; Evidence of Debt	41

i

SECTION 12.18.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	91
SECTION 12.19.	Interest Rate Limitation	91

ANNEX:

Annex I	Pricing Grid

SCHEDULES:

Schedule 1.01	Existing Japanese Debt
Schedule 2.01	Commitments
Schedule 4.01	Existing Letters of Credit
Schedule 9.02	Existing Liens

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Maturity Date Extension Request
Exhibit E-1	Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit E-2	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit E-3	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit E-4	Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes

i

FIVE-YEAR REVOLVING CREDIT AGREEMENT dated as of August 19, 2022 (as amended and in effect from time to time, this “Agreement”), among ZIMMER BIOMET HOLDINGS, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent.

The Borrower has requested that the Lenders, on the terms and subject to the conditions herein set forth, extend credit to the Borrower in the form of Loans at any time and from time to time prior to the Maturity Date in an aggregate principal amount not in excess of $1,500,000,000 at any time outstanding. The proceeds of the Loans shall be used for general corporate purposes. The Borrower has also requested that the Issuing Lenders, on the terms and subject to the conditions herein set forth, issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of $50,000,000 to support payment obligations incurred for general corporate purposes of the Borrower and the Subsidiaries.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR Borrowing” shall mean any Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Loan that bears interest at a rate determined by reference to the Alternate Base Rate.

“Additional Amount” shall have the meaning set forth in Section 5.12(a).

“Adjusted Daily Simple SOFR” shall mean an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10% per annum; provided that if the Adjusted Daily Simple SOFR as so determined would be less than zero, such rate shall be deemed to be zero.

“Adjusted Term SOFR” shall mean, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10% per annum; provided that if the Adjusted Term SOFR as so determined would be less than zero, such rate shall be deemed to be zero.

“Administrative Agent” shall mean JPMorgan in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” shall have the meaning set forth in Section 12.01(c).

“Aggregate Commitments” shall mean, at any time, the Commitments of all the Lenders at such time.

“Agreement” shall have the meaning set forth in the preamble.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% per annum and (c) the Adjusted Term SOFR for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or, if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1% per annum. For purposes of clause (c) above, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that (i) if such rate shall be less than zero, such rate shall be deemed to be zero and (ii) if such rate is not available or cannot be determined, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, as the case may be.

“Ancillary Document” shall have the meaning set forth in Section 12.10(b).

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery, corruption or money laundering, including the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act of 2010 (and any regulations promulgated thereunder).

“Applicable Margin” shall mean, for each Loan, the applicable rate per annum determined pursuant to the Pricing Grid.

“Applicable Percentage” shall mean, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time; provided that, for purposes of Section 5.15 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments (but disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment at such time. If the Commitment of each Lender has been terminated pursuant to Article X or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Approved Fund” shall mean any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is (or will be) engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” shall mean each of JPMorgan, BofA Securities, Inc., Barclays Bank PLC, BNP Paribas Securities Corp., Citibank, N.A., DNB Markets, Inc., Goldman Sachs Bank USA, HSBC Securities (USA) Inc., Mizuho Bank, Ltd., Morgan Stanley MUFG Loan Partners, LLC, acting through Morgan Stanley Senior Funding, Inc. and MUFG Bank, Ltd., RBC Capital Markets and Sumitomo Mitsui Banking Corporation, in each case in its capacities as a joint lead arranger and a joint bookrunner for the credit facilities established hereunder.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee in the form of Exhibit A, or such other form as shall be approved by the Administrative Agent (including electronic documentation generated by use of an electronic platform).

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.09(b)(iv).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” shall mean, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of (a) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or (b) an Undisclosed Administration.

“Benchmark” shall mean, initially, the Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.09(b)(i).

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States; and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time in the United States.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and without regard to whether any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 5.09(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 5.09(b).

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” shall have the meaning set forth in the preamble hereto.

“Borrower Materials” shall have the meaning set forth in Section 8.03.

“Borrowing” shall mean Loans of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system), appropriately completed and signed by a Financial Officer.

“Business Day” shall mean any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, when used in connection with a Daily Simple SOFR Loan or a Term SOFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any Daily Simple SOFR Loans or Term SOFR Loans, or any other dealings in respect of such Loans referencing the Adjusted Daily Simple SOFR or the Adjusted Term SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are, subject to Section 1.04, required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest (other than, prior to the date of conversion, Debt that is convertible into any such equity interest).

“Cash Equivalents” shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed or insured by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits, bankers’ acceptances or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof whose short-term commercial paper rating at the time of acquisition is at least B or the equivalent thereof by Fitch IBCA, A-3 or the equivalent thereof by S&P, or P-3 or the equivalent thereof by Moody’s; (c) commercial paper of an issuer rated at least A-2 or the equivalent thereof at the time of acquisition by S&P or at least P-2 or the equivalent thereof at the time of acquisition by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities or marketable direct obligations with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

A “Change in Control” shall be deemed to have occurred if (a) any Person or group of Persons (other than (i) the Borrower, (ii) any Subsidiary or (iii) any employee or director benefit plan or stock plan of the Borrower or a Subsidiary or any trustee or fiduciary with respect to any such plan when acting in that capacity or any trust related to any such plan) shall have acquired beneficial ownership of shares representing more than 35% of the combined voting power represented by the outstanding Voting Stock of the Borrower (within the meaning of Section 13(d) or 14(d) of the Exchange Act and the applicable rules and regulations thereunder) or (b) during any period of 12 consecutive months, commencing before and ending after, or commencing after, the Effective Date, individuals who on the first day of such period were directors of the Borrower (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office or approved prior to their election by a majority of directors then in office) cease to constitute a majority of the board of directors of the Borrower.

“Change in Law” shall mean (a) the adoption or taking effect of any law, rule, regulation or treaty after the Effective Date, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the Effective Date or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority after the Effective Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” shall have the meaning set forth in Section 12.19.

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commitment” shall mean, as to each Lender, its obligation to make Loans to, and/or participate in Letters of Credit issued for the account of, the Borrower pursuant to this

Agreement in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or the Incremental Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The amount of the Aggregate Commitments on the Effective Date is $1,500,000,000.

“Communications” shall mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein that is distributed by or to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to Section 12.01, including through an Electronic System.

“Confidential Information” shall have the meaning set forth in Section 12.15.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” shall mean, for any period, (a) Consolidated Net Income for such period; plus (b) without duplication and to the extent reflected as a charge in such Consolidated Net Income for such period, the sum of: (i) income tax expense, (ii) interest expense (including imputed interest on Capital Lease Obligations), amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Debt (including the Loans), and commissions, discounts and other fees and charges with respect to letters of credit, bankers’ acceptance financing and receivables financings, (iii) depreciation and amortization expense, including amortization of intangibles (including goodwill) and organization costs, (iv) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of earnings for such period, losses on sales of assets outside of the ordinary course of business), (v) any non-cash expenses relating to stock option exercises, (vi) any other non-cash charges and (vii) (A) any charges, costs, expenses, accruals or reserves incurred pursuant to any management equity plan, profits interest or stock option plan, any equity-based compensation or equity-based incentive plan, or any other management or employee benefit plan, agreement or pension plan and (B) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Capital Stock of the Borrower held by management of the Borrower or any of its Subsidiaries; and minus (c) without duplication and to the extent included in such Consolidated Net Income for such period, the sum of: (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of earnings for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) any other non-cash income, all as determined on a consolidated basis for the Borrower and its consolidated Subsidiaries. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (x) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (y) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” shall mean any acquisition of property or series of related acquisitions of property that (1) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Capital Stock of a Person and (2) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $250,000,000; and “Material Disposition” shall mean any disposition of property or series of related dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $250,000,000.

“Consolidated Leverage Ratio” shall mean, as at the last day of any period, the ratio of: (a) the sum of (i) Consolidated Total Debt as of such day, plus (ii) to the extent not included in the definition of Consolidated Total Debt, the aggregate amount of financing, to the extent in excess of $300,000,000, provided by third parties in connection with Permitted Receivables Securitizations as of such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication: (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation.

“Consolidated Net Tangible Assets” shall mean, as of any date, the total assets (less applicable reserves and other properly deductible items) after deducting (a) all current liabilities (excluding the amount of those liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other intangible assets, all as set forth on the most recent balance sheet of the Borrower and its consolidated Subsidiaries and determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” shall mean, as of any date, (a) the aggregate principal amount of all third-party Debt for borrowed money (including purchase money Debt), unreimbursed drawings under letters of credit, Capital Lease Obligations and third-party Debt obligations evidenced by notes, bonds, debentures or similar instruments, in each case of the Borrower and its Subsidiaries outstanding as of such date that would be reflected on a consolidated balance sheet of the Borrower prepared as of such date on a consolidated basis in accordance with GAAP, minus (b) up to $500,000,000 of cash and Cash Equivalents held in the United States by the Borrower and its Domestic Wholly Owned Subsidiaries as of such date; provided that such cash and Cash Equivalents are free of any Liens (other than Liens referred to in Section 9.02(o)).

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Party” shall mean the Administrative Agent, each Issuing Lender and each other Lender.

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day, or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Borrowing” shall mean any Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” shall mean any Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.

“Debt” of any Person, shall mean, without duplication, (a) all obligations of such Person represented by notes, bonds, debentures or similar evidences of indebtedness, (b) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms, (c) all rental obligations of such Person as lessee under leases that are Capital Lease Obligations, (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations, contingent or otherwise, of such Person as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements, (f) the liquidation value of all preferred capital stock of such Person which is redeemable at the option of the holder thereof or which may become (by scheduled or mandatory redemption) due within one year of the Maturity Date, (g) all Guarantees of such Person in respect of obligations of any other Person of the kind referred to in clauses (a) through (f) above, (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (i) for the purposes of clause (f) of Article X only, all obligations of such Person in respect of Hedge Agreements. The Debt of any Person shall include Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt expressly provide that such Person is not liable therefor.

“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after a written request by the Administrative Agent or an Issuing Lender, made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent or such Issuing Lender of such certification in form and substance reasonably satisfactory to it, (d) has become the subject of a Bankruptcy Event or (e) has become, or has a Lender Parent that has become, the subject of a Bail-In Action.

“Dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean a Subsidiary that is incorporated or organized under the laws of the United States or any state or political subdivision thereof.

“Domestic Wholly Owned Subsidiary” shall mean a Wholly Owned Subsidiary that is a Domestic Subsidiary.

“EEA Financial Institution” shall mean (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean August 19, 2022.

“Electronic Signature” shall mean an electronic signature, sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” shall mean any electronic system, including email, e-fax, Intralinks®, ClearPar®, DebtDomain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, (ii) a Defaulting Lender or (iii) the Borrower or any Subsidiary or other Affiliate of the Borrower.

“Environmental and Safety Laws” shall mean any and all applicable current and future treaties, laws (including common law), regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, permissions, or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, to employee health or safety as it pertains to the use or handling of, or exposure to, any hazardous or toxic substance or waste, to preservation or reclamation of natural resources or to the management, release or threatened release of any hazardous or toxic substance or waste, including the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act of 1970, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the Safe Drinking Water Act of 1974, as amended, any similar or implementing state law, all amendments of any of them, and any regulations promulgated under any of them.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 or ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Termination Event” shall mean (a) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder (other than a “Reportable Event” not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of its ERISA Affiliates from a “single employer” Plan during a plan year in which it was a “substantial employer”, both of such terms as defined in Section 4001(a) of ERISA, (c) the incurrence of liability under Title IV of ERISA with respect to the termination of a Plan, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the receipt by the Borrower or any ERISA Affiliate of any notice (whether or not written) from the PBGC of any event or condition which the PBGC asserts is reasonably likely to constitute grounds under Section 4042 of ERISA to terminate, or to appoint a trustee to administer, any Plan or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from, or the Insolvency of, a Multiemployer Plan.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Article X.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any United States withholding Taxes described in Section 5.12(k)(i) or 5.12(k)(ii) imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.12(i) or 5.12(j), and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Five-Year Credit Agreement” shall mean that certain Five-Year Revolving Credit Agreement, dated as of August 20, 2021, among the Borrower, the lenders party thereto and JPMorgan, as administrative agent.

“Existing Letters of Credit” shall mean the outstanding letters of credit set forth on Schedule 4.01.

“Existing Maturity Date” shall have the meaning set forth in Section 2.05.

“Extending Lender” shall have the meaning set forth in Section 2.05.

“Extension Closing Date” shall have the meaning set forth in Section 2.05.

“FATCA” shall mean Section 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Financial Officer” of the Borrower shall mean (a) the chief financial officer, principal accounting officer, vice president of finance, controller or treasurer of the Borrower, (b) solely for purposes of the delivery of secretary’s certificates and incumbency certificates, the secretary or any assistant secretary of the Borrower and (c) solely for purposes of notices given pursuant to Article II or IV, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent and, if applicable, the applicable Issuing Lender. Any document delivered hereunder that is signed by a Financial Officer shall be conclusively presumed to have been authorized by all necessary corporate action on the part of the Borrower and such Financial Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark.

“GAAP” shall mean generally accepted accounting principles in the United States, as in effect, subject to Section 1.04, from time to time.

“Governmental Authority” shall mean the government of any nation, including, but not limited to, the United States, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies exercising such powers or functions, such as the European Union or the European Central Bank).

“Group Member” shall mean the Borrower or any Subsidiary.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Substances” shall mean any toxic, radioactive, mutagenic, carcinogenic, noxious, caustic or otherwise hazardous substance, material or waste, including petroleum, its derivatives, by-products and other hydrocarbons, including polychlorinated biphenyls, asbestos or asbestos-containing material, and any substance, waste or material regulated or that could reasonably be expected to result in liability under Environmental and Safety Laws.

“Hedge Agreements” shall mean all interest rate swaps, caps or collar agreements, foreign exchange transactions or other arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations or foreign currencies, either generally or under specific contingencies.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the Administrative Agent and each Person that shall be providing a Commitment pursuant thereto.

“Incremental Facility Amount” shall mean, at any time, the excess, if any, of (a) $500,000,000 over (b) the aggregate increase in the Commitments established prior to such time pursuant to Section 5.05.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitee” shall have the meaning set forth in Section 12.05(b).

“Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 5.02, which shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system), appropriately completed and signed by a Financial Officer.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Daily Simple SOFR Loan (if such Type of Loan is applicable pursuant to Section 5.09), each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of, or conversion to, such Daily Simple SOFR Loan (or, if there is no such corresponding day in such month, then the last day of such month).

“Interest Period” shall mean, with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the applicable Benchmark), in each case as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 5.09(b)(iv) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” shall mean the U.S. Internal Revenue Service.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender” shall mean (a) each of JPMorgan, Citibank, N.A. and Mizuho Bank, Ltd. and (b) each other Person that becomes an “Issuing Lender” as provided in Section 4.01(i), in each case, in its capacity as an issuer of Letters of Credit hereunder (and other than any Person that shall have ceased to be an Issuing Lender as provided in Section 4.01(i)). Each Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by branches or Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate (it being agreed that such Issuing Lender shall cause such branch or Affiliate to comply with the requirements of Article IV with respect to such Letters of Credit).

“Japanese Yen” shall mean lawful money of Japan.

“JPMorgan” shall mean JPMorgan Chase Bank, N.A.

“LC Commitment” shall mean, with respect to any Issuing Lender, the maximum permitted amount of the total LC Exposure that may be attributable to Letters of Credit issued by such Issuing Lender. The initial LC Commitment of each of JPMorgan, Citibank, N.A. and Mizuho Bank, Ltd. is $20,000,000, and the initial LC Commitment of each Issuing Lender that becomes an Issuing Lender hereunder pursuant to Section 4.01(i) is set forth in the written agreement referred to in such Section. The LC Commitment of any Issuing Lender may be increased or reduced by written agreement between such Issuing Lender and the Borrower, provided that a copy of such written agreement shall have been delivered to the Administrative Agent.

“LC Disbursement” shall mean a payment made by an Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 5.15(c) of the LC Exposure of Defaulting Lenders in effect at such time.

“Lender Parent” shall mean, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” shall mean the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender, each Issuing Lender and each Related Party of any of the foregoing Persons.

“Lenders” shall mean (a) the financial institutions listed on Schedule 2.01 and (b) any Person that has become a party hereto pursuant to an Assignment and Assumption or an Incremental Assumption Agreement, in each case, other than any Person that has ceased to be a party hereto pursuant to the terms of this Agreement.

“Letter of Credit” shall mean any letter of credit issued (or deemed issued) pursuant to Article IV, and shall include each Existing Letter of Credit.

“Leverage Increase Period” shall have the meaning set forth in Section 9.04.

“Liabilities” shall mean any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” shall mean any mortgage, lien, pledge, encumbrance, charge or security interest.

“Loan” shall have the meaning set forth in Section 2.01.

“Loan Documents” shall mean this Agreement, each Incremental Assumption Agreement, any other agreement, instrument or document designated by the Borrower and the Administrative Agent as a “Loan Document” and, other than for purposes of Section 12.07, each promissory note held by a Lender pursuant to Section 5.04(e) and each written agreement referred to in Section 4.01(i).

“Mandatory Restrictions” shall have the meaning set forth in Section 1.06.

“Margin Regulations” shall mean Regulations T, U and X of the Federal Reserve Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Material Acquisition” shall have the meaning set forth in the definition of “Consolidated EBITDA”.

“Material Adverse Effect” shall mean a material adverse effect on the business, operations, properties or financial condition of the Borrower and its consolidated Subsidiaries, taken as a whole.

“Material Disposition” shall have the meaning set forth in the definition of “Consolidated EBITDA”.

“Maturity Date” shall mean August 19, 2027, as such date may be extended pursuant to Section 2.05; provided that if any such date shall not be a Business Day, then the “Maturity Date” shall be the immediately preceding Business Day.

“Maturity Date Extension Request” shall mean a request by the Borrower, substantially in the form of Exhibit D or such other form as shall be approved by the Administrative Agent, for the extension of the Maturity Date pursuant to Section 2.05.

“Maximum Rate” shall have the meaning set forth in Section 12.19.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor to its rating agency business.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Lending Office” shall have the meaning set forth in Section 5.12(h).

“Non-Extending Lender” shall have the meaning set forth in Section 2.05.

“Non-U.S. Lender” shall have the meaning set forth in Section 5.12(h).

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or, for any day that is not a Business Day, for the immediately preceding Business Day); provided, however, that if none of such rates are published for any day that is a Business Day, the “NYFRB Rate” shall be the rate for a federal funds transaction quoted at 11:00 a.m., New York

City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates shall be less than zero, then such rate shall be deemed to be zero for all purposes.

“NYFRB’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“OFAC” shall mean the United States Treasury Department Office of Foreign Assets Control.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.14(b)).

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined as set forth on the NYFRB’s Website from time to time and published on the next succeeding Business Day as an overnight bank funding rate.

“Participant” shall have the meaning set forth in Section 12.04(f).

“Participant Register” shall have the meaning set forth in Section 12.04(g).

“Payment” shall have the meaning set forth in Article XI.

“Payment Notice” shall have the meaning set forth in Article XI.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Debt” shall mean (a) Debt of any Subsidiary to any Group Member; (b) any Debt incurred pursuant to Sale and Leaseback Transactions permitted under Section 9.03; (c) Debt of any Subsidiary as an account party in respect of trade letters of credit, to the extent that such letters of credit are not drawn upon; (d) Debt of any Person existing at the time such Person becomes a Subsidiary, provided that such Debt was not created in anticipation of such Person becoming a Subsidiary; (e) Debt secured by any Lien permitted pursuant to Section 9.02(b) or 9.02(q); (f) Debt consisting of guarantees of loans made to officers, directors or employees of any Subsidiary; (g) unsecured trade accounts payable and other unsecured current Debt incurred in the ordinary course of business and not more than 120 days past due (but excluding any Debt for borrowed money); (h) any Permitted Receivables Securitization; (i) Debt with respect to surety, appeal and performance bonds obtained by any Subsidiary in the ordinary course of business; (j) Debt owed in respect of any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; (k) Debt incurred at a Japanese subsidiary of the Borrower and listed in Schedule 1.01 hereto in an aggregate principal amount (together with any replacements, renewals, refinancings or extensions thereof pursuant to clause (l) below) not to exceed $300,000,000 (or the equivalent thereof in Japanese Yen); and (l) any replacement, renewal, refinancing or extension of any Debt referenced in clause (d) or (k) above that does not exceed the aggregate principal amount (plus associated fees and expenses) of the Debt being replaced, renewed, refinanced or extended (except that accrued and unpaid interest not delinquent in accordance with its terms may be part of any refinancing pursuant to this clause).

“Permitted Receivables Securitization” shall mean the incurrence of Debt in respect of any receivables securitization of the Borrower or any Subsidiary.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code that is maintained by the Borrower or any ERISA Affiliate for current or former employees, or any beneficiary thereof, of the Borrower or any ERISA Affiliate.

“Pricing Grid” shall mean the facility fee and Applicable Margin grid set forth in Annex I.

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning set forth in Section 8.03.

“Qualified Material Acquisition” shall mean any acquisition of all the Capital Stock in a Person, or of all or substantially all the assets of any Person (or of any division or line of business of any Person), by the Borrower or any of its Subsidiaries that, together with any other such acquisition consummated in any single fiscal quarter of the Borrower, involves the incurrence by the Borrower or its Subsidiaries of Debt to finance the acquisition consideration therefor

(including refinancing of any Debt of such acquired Person), or assumption by the Borrower or its Subsidiaries of existing Debt of such acquired Person (or such division or line of business), in an aggregate principal amount of $1,000,000,000 or more.

“Rating Agencies” shall mean Moody’s and S&P.

“Ratings” shall have the meaning set forth in Annex I.

“Recipient” shall mean the Administrative Agent, any Lender, any Issuing Lender or any combination thereof (as the context requires).

“Reference Period” shall have the meaning set forth in the definition of “Consolidated EBITDA”.

“Reference Time” with respect to any setting of the then-current Benchmark shall mean (a) if such Benchmark is the Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, and (b) if such Benchmark is not the Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” shall have the meaning set forth in Section 12.04(d).

“Regulation FD” shall have the meaning set forth in Section 12.15.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Required Lenders” shall mean, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the aggregate Revolving Credit Exposure of all the Lenders and the aggregate unused Commitments of all the Lenders at such time.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Lender” shall have the meaning set forth in Section 1.06.

“Revolving Availability Period” shall mean the period from and including the Effective Date to (but excluding) the earlier of the Maturity Date and the date of termination of the Aggregate Commitments in accordance with the terms hereof.

“Revolving Credit Exposure” shall mean, as at any date of determination with respect to any Lender, an amount equal to the sum of (a) the aggregate principal amount of such Lender’s Loans outstanding on such date and (b) such Lender’s LC Exposure on such date.

“S&P” shall mean Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale and Leaseback Transaction” shall mean any arrangement with any Person pursuant to which the Borrower or any Subsidiary leases any property that has been or is to be sold or transferred by the Borrower or the Subsidiary to such Person, other than (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (b) leases between the Borrower and a Subsidiary or between Subsidiaries, (c) leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of such property and (d) arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.

“Sanctioned Country” shall mean, at any time, a country, region or territory that is itself the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the State Secretariat for Economic Affairs of Switzerland, the Swiss Directorate of International Law, the Hong Kong Monetary Authority or the Monetary Authority of Singapore, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any Person or Persons described in the preceding clauses (a) and (b).

“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the State Secretariat for Economic Affairs of Switzerland, the Swiss Directorate of International Law, the Hong Kong Monetary Authority or the Monetary Authority of Singapore.

“SEC” shall mean the Securities and Exchange Commission.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Specified Provision” shall have the meaning set forth in Section 1.06.

“subsidiary” shall mean, with respect to any Person (the “parent”) at any date, (a) for purposes of Section 9.03 only, any Person the majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the parent or one or more subsidiaries of the parent and (b) for all other purposes under this Agreement, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which Capital Stock representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

“Subsidiary” shall mean a subsidiary of the Borrower.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholdings) imposed by any Governmental Authority and all interest, additions to tax, penalties or liabilities with respect thereto.

“Term SOFR” shall mean, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” shall mean any Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” shall mean any Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate).

“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” shall have the meaning set forth in Section 9.04.

“Transactions” shall mean the execution and delivery by the Borrower of this Agreement, the performance by the Borrower of its obligations hereunder, the issuance of the Letters of Credit hereunder and the borrowings made or to be made hereunder and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate), the Alternate Base Rate or, if applicable pursuant to Section 5.09, the Adjusted Daily Simple SOFR.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” shall mean, in relation to a Lender or a Lender Parent, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“United States” shall mean the United States of America.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 5.12(h).

“Value” shall mean, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease (reduced by the amount of rental obligations of any sublessee of all or part of the same property) remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at an interest rate determined by the Borrower at the time of the consummation of such Sale and Leaseback Transaction as long as such interest rate is customary for leases of such type.

“Voting Stock” shall mean, as applied to the Capital Stock of any Person, Capital Stock of any class or classes (however designated) having by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such Person other than Capital Stock having such power only by reason of the happening of a contingency.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which Capital Stock (except for directors’ qualifying shares) representing 100% of the equity is, at the time any determination is being made, owned by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term SOFR Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise expressly provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article IX or any related definition or other financial term used herein to eliminate the effect of any change in GAAP or in the application thereof occurring after the Effective Date on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article IX or any related definition or other financial term used herein for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP or in the application thereof became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (a) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any Debt of the Borrower or any Subsidiary at “fair value”, as defined therein, (b) any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such implementation would require recognition of a lease liability where such lease (or similar arrangement) would not have required a lease liability under GAAP as in effect on December 31, 2018, (c) any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof, and (d) any valuation of Debt below its full stated principal amount as a result of application of Financial Accounting Standards Board Accounting Standards Update No. 2015-03, it being agreed that Debt shall at all times be valued at the full stated principal amount thereof.

SECTION 1.05. Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 5.09(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability). The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06. Blocking Regulation. In relation to any Lender that is subject to the regulations referred to below (each, a “Restricted Lender”), any representation, warranty or covenant set forth herein that refers to Sanctions (each, a “Specified Provision”) shall only apply for the benefit of such Restricted Lender to the extent that such Specified Provision would not result in a violation of, conflict with or liability under Council Regulation (EC) 2271/96 (or any law implementing such regulation in any member state of the European Union) or any similar blocking or anti-boycott law in Germany (including, in the case of Germany, section 7 foreign trade rules (Außenwirtschaftsverordnung – AWV) in connection with section 4 paragraph 1 foreign trade law (Außenwirtschaftsgesetz – AWG)) or in the United Kingdom (the “Mandatory Restrictions”). In the event of any consent or direction by Lenders in respect of any Specified Provision of which a Restricted Lender does not have the benefit due to a Mandatory Restriction, then, notwithstanding anything to the contrary in the definition of Required Lenders, for so long as such Restricted Lender shall be subject to a Mandatory Restriction, the Commitment and the Revolving Credit Exposure of such Restricted Lender will be disregarded for the purpose of determining whether the requisite consent of the Lenders has been obtained or direction by the requisite Lenders has been made, it being agreed, however, that, unless, in connection with any such determination, the Administrative Agent shall have received written notice from any Lender stating that such Lender is a Restricted Lender with respect thereto, each Lender shall be presumed, in connection with such determination, not to be a Restricted Lender.

SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE II

Amount and Terms of the Commitments

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make revolving loans (each, a “Loan”) to the Borrower from time to time during the Revolving Availability Period in Dollars in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures of all of the Lenders exceeding the Aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments.

(b) The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make such Loans as required.

(c) Subject to Section 5.09, each Borrowing shall be comprised entirely of ABR Loans, Term SOFR Loans or, if applicable pursuant to Section 5.09, Daily Simple SOFR Loans, in each case, as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(d) At the commencement of each Interest Period for any Term SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that (i) any Term SOFR Borrowing that results from a continuation of an outstanding Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing and (ii) any Term SOFR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitments. At the time that each ABR Borrowing or, if applicable pursuant to Section 5.09, Daily Simple SOFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing or a Daily Simple SOFR Borrowing may be in an aggregate amount that is equal to (i) the entire unused balance of the Aggregate Commitments or (ii) in the case of an ABR Borrowing, the amount required to finance the reimbursement of an LC Disbursement as contemplated by Section 4.01(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Borrowings outstanding.

(e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall deliver to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Term SOFR Borrowing, not later than 12:00 noon, New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing or (c) if applicable pursuant to Section 5.09, in the case of a Daily Simple SOFR Borrowing, not later than 12:00 noon, New York City time, five U.S. Government Securities Business Days before the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or, if applicable pursuant to Section 5.09, a Daily Simple SOFR Borrowing;

(iv) in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the account of the Borrower to which funds are to be disbursed, which shall comply with the requirements of Section 5.01, or in the case of any ABR Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 4.01(e), the LC Disbursement intended to be reimbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. [Reserved].

SECTION 2.05. Extension of Maturity Date. The Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the Lenders extend the Maturity Date for an additional period of one year; provided that (a) not more than a single extension of the Maturity Date may be effected in any period of 12 consecutive months and there shall be no more than two extensions of the Maturity Date pursuant to this Section 2.05 and (b) after giving effect to any extension, the Maturity Date may not be more than five years after the applicable Extension Closing Date. Each Lender shall, by notice to the Borrower and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Maturity Date Extension

Request, advise the Borrower whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called an “Extending Lender”, and each Lender declining to agree to a requested extension being called a “Non-Extending Lender”). Any Lender that has not so advised the Borrower and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Non-Extending Lender; provided that a Non-Extending Lender (other than a Defaulting Lender) may, with the written consent of the Borrower, elect to become an Extending Lender by providing written notice of such election to the Borrower and the Administrative Agent at any time prior to the applicable Existing Maturity Date. If Lenders constituting the Required Lenders shall have agreed to a Maturity Date Extension Request within the 20-day period described above, then, effective as of the Extension Closing Date with respect thereto, the Maturity Date shall, as to the Extending Lenders, be extended to the first anniversary of the Maturity Date theretofore in effect (such Maturity Date theretofore in effect being called the “Existing Maturity Date”); provided that no extension of the Maturity Date pursuant to this Section 2.05 shall become effective unless on the date of the effectiveness thereof the conditions set forth in Section 7.02(b) (without giving effect to the parenthetical therein and with references therein to a Borrowing being deemed to be references to such extension, and with Section 6.05(a) being deemed for this purpose to refer to the most recent financial statements delivered pursuant to Sections 8.03(a) and 8.03(b)) shall be satisfied and no Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate to that effect dated as of such date and executed by a Financial Officer of the Borrower (the first date on which such consent of the Required Lenders to such extension is obtained and the conditions specified in this proviso are satisfied with respect to such extension being called the “Extension Closing Date”). The decision to agree or withhold agreement to any Maturity Date Extension Request shall be at the sole discretion of each Lender. The Commitment of any Non-Extending Lender shall terminate on the Existing Maturity Date. The principal amount of any outstanding Loans made by the Non-Extending Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of the Non-Extending Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the Borrower shall also make such other prepayments of the Loans pursuant to Section 5.06 as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, the Non-Extending Lenders pursuant to this sentence, the aggregate Revolving Credit Exposures would not exceed the Aggregate Commitments. The Borrower shall have the right, pursuant to Section 5.14(b), at any time on or prior to the applicable Existing Maturity Date to replace any Non-Extending Lender with one or more Lenders or other financial institutions that will agree to the applicable Maturity Date Extension Request, and each such replacement Lender or financial institution shall for all purposes hereof constitute an Extending Lender. Notwithstanding the foregoing, the Revolving Availability Period and the Maturity Date, as such terms are used in reference to Letters of Credit issued or to be issued by any Issuing Lender, will not be extended without the prior written consent of such Issuing Lender.

ARTICLE III

[Reserved]

ARTICLE IV

Letters of Credit

SECTION 4.01. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request, as the applicant thereof for the support of its or its Subsidiaries’ obligations, any Issuing Lender to issue Letters of Credit denominated in Dollars, in a form reasonably acceptable to the applicable Issuing Lender, at any time and from time to time during the Revolving Availability Period. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower or any Subsidiary to, or entered into by the Borrower or any Subsidiary with, the applicable Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Existing Letters of Credit are deemed to have been issued under this Agreement and will, for all purposes of this Agreement, constitute Letters of Credit.

(b) Notice of Issuance, Amendment or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit, other than an automatic extension permitted pursuant to Section 4.01(c)), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender) to an Issuing Lender selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 4.01(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. If requested by the applicable Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the total LC Exposure shall not exceed $50,000,000, (ii) the total Revolving Credit Exposures of all the Lenders shall not exceed the Aggregate Commitments, (iii) the Revolving Credit Exposure of any Lender shall not exceed the Commitment of such Lender, (iv) the portion of the LC Exposure attributable to Letters of Credit issued by each Issuing Lender shall not exceed the LC Commitment of such Issuing Lender and (v) in the event the Maturity Date shall have been extended as provided in Section 2.05, the portion of the LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date shall not exceed the Aggregate Commitments of the Extending Lenders. The issuance of any Letter of Credit shall be subject to the customary procedures of the applicable Issuing Lender, and no Issuing Lender shall be required to issue any Letter of Credit of a type not approved for issuance by it. Notwithstanding anything in the contrary in this Agreement, no Issuing Lender shall be under any obligation to issue, amend or extend any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing, amending or extending such Letter of Credit, or request that such Issuing Lender refrain from issuing such Letter of Credit, or any law, rule, regulation or treaty applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit the issuance, amendment or extension of letters of credit generally or such Letter of Credit in particular, or any such order, judgment, decree, law, rule, regulation or treaty shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date; or (B) the issuance, amendment or extension of such Letter of Credit would violate one or more policies of such Issuing Lender.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any Existing Letter of Credit, no later than the date of the expiration thereof as of the Effective Date) (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the Borrower and the applicable Issuing Lender pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Lender to prevent any such extension from occurring pursuant to the terms of such Letter of Credit by giving notice to the beneficiary during a specified period in advance of any such extension.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof), and effective upon the date of such issuance or amendment (or, in the case of any Existing Letter of Credit, on the Effective Date), and without any further action on the part of the applicable Issuing Lender or the Lenders, the applicable Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Lender, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Lender and not reimbursed on or before the date due as provided in Section 4.01(e), or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Maturity Date. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 4.01(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the relevant Issuing Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation of and warranty of the Borrower deemed made pursuant to Section 7.02.

(e) Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 5.01 with respect to Loans made by such Lender (and Section 5.01 shall apply, mutatis mutandis, to the payment obligations of the Lenders under this Section 4.01(e)), and the Administrative Agent shall promptly pay to such Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 4.01(e), the Administrative Agent shall distribute such payment to such Issuing Lender or, to the extent that Lenders have made payments pursuant to this Section 4.01(e) to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this Section 4.01(e) to reimburse any Issuing Lender for any LC Disbursement (other than the funding of Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 4.01(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;

(iii) the existence of any claim, setoff, defense or other right that the Borrower, any other Person guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Lenders, the Administrative Agent or any Lender or

any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit;

(vi) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under a Letter of Credit after the expiration thereof or of the Commitments; and

(vii) any other act or omission to act or delay of any kind of the Issuing Lenders, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 4.01, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

None of the Administrative Agent, the Lenders, the Issuing Lenders or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances specified in clauses (i) through (vii) above), or for any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that an Issuing Lender shall have exercised the agreed standard of care unless a court of competent jurisdiction shall have determined, in a final non-appealable judgment, that such Issuing Lender’s actions or failure to act constituted gross negligence or willful misconduct on the part of such Issuing Lender. Without limiting the generality of the foregoing, it is understood that an Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that such Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Lender that is the issuer of such Letter of Credit shall, within the time allowed by applicable law or the specific terms of such Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone or e-mail (and, in the case of telephonic notice, promptly confirmed by e-mail) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by such Issuing Lender and any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse (including with the proceeds of Loans as provided in Section 4.01(e)) such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement at the rate per annum that would be applicable to ABR Loans pursuant to Section 5.08(a); provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 4.01(e) (including with the proceeds of Loans as provided in Section 4.01(e)), then Section 5.08(f) shall apply. Interest accrued pursuant to this Section 4.01(h) shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to Section 4.01(e) to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i) Resignation or Removal of the Issuing Lenders; Additional Issuing Lenders. An Issuing Lender may resign at any time by giving at least 30 days’ prior written notice to the Administrative Agent and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Lenders and the Administrative Agent. At the time such removal or resignation shall become effective, the Borrower shall pay to the retiring or removed Issuing Lender all accrued and unpaid fees pursuant to Section 5.07(c)(ii). The Borrower may, at any time and from time to time, appoint as additional Issuing Lenders one or more Lenders that agree to serve in such capacity. The acceptance of any appointment as an Issuing Lender hereunder by a Lender shall be evidenced by an agreement entered into by such Lender, in a form satisfactory to the Borrower and the Administrative Agent (and which shall set forth the LC Commitment of such new Issuing Lender), and, from and after the effective date of such agreement, (i) such new Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Lender” shall be deemed to include such new Issuing Lender or any previous Issuing Lender, or such new Issuing Lender and all previous Issuing Lenders, as the context shall require. After the resignation or removal of an Issuing Lender hereunder, the retiring or removed Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit or amend or extend any outstanding Letter of Credit.

(j) LC Exposure Determination. (i) For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the available amount thereof shall be deemed to be the maximum amount that may be drawn under such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

(ii) For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender hereunder shall remain in full force and effect until the Issuing Lenders and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

(k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this Section 4.01(k), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article X. The Borrower also shall deposit cash collateral in accordance with this Section 4.01(k) as and to the extent required by Section 5.06(b) or 5.15(c). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall, notwithstanding anything to the contrary in this Agreement, be applied by the Administrative Agent to reimburse the Issuing Lenders for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the remaining cash collateral being at least equal to the remaining LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 5.06(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, the total Revolving Credit Exposures of all the Lenders would not exceed the Aggregate Commitments and no Default shall have occurred and be continuing. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 5.15(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as promptly as practicable to the extent that, after giving effect to such return, no Issuing Lender shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the Lenders that are not Defaulting Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.

(l) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party”, “applicant”, “customer”, “instructing party”, or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Lender (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Lender hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

ARTICLE V

General Provisions Applicable to Loans

SECTION 5.01. Funding of Borrowings. (a) Each Lender shall make the amount of each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, by 2:00 p.m., New York City time. The Administrative Agent will make Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent (or such other account as may be designated by the Borrower in the applicable Borrowing Request). If a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the Lenders.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 5.01(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate on the applicable Borrowing; provided that no repayment by the Borrower pursuant to this sentence shall be deemed to be a prepayment for purposes of Section 5.11. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 5.02. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 5.02. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 5.02, the Borrower shall deliver to the Administrative Agent a duly completed Interest Election Request by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

(c) Each Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or, if applicable pursuant to Section 5.09, a Daily Simple SOFR Borrowing; and

(iv) if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any other provision of this Section 5.02, the Borrower shall not be permitted to elect an Interest Period that does not comply with Section 2.02(e).

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

SECTION 5.03. Termination and Reduction of Aggregate Commitments. (a) Unless previously terminated, the Aggregate Commitments shall terminate on the Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Commitments; provided that (i) each reduction of the Aggregate Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $3,000,000 (except, in each case, as otherwise may be agreed by the Administrative Agent) and (ii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 5.06, (A) the Revolving Credit Exposure of any Lender would exceed its Commitment or (B) the sum of the total Revolving Credit Exposures of all of the Lenders would exceed the Aggregate Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Commitments under Section 5.03(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 5.03 shall be irrevocable; provided that a notice of termination of the Aggregate Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Commitments shall be permanent. Each reduction of the Aggregate Commitments shall be made ratably among the Lenders in accordance with their respective Commitments. All fees in respect of the Aggregate Commitments accrued until the effective date of any termination or reduction of the Aggregate Commitments shall be paid on the effective date of such termination or reduction.

SECTION 5.04. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender, on the Maturity Date the then unpaid principal amount of the Loans made by such Lender.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain a Register pursuant to Section 12.04(d) and an account for each Lender in which it shall record (i) the amount of each Loan made hereunder and any promissory note evidencing such Loan, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 5.04(b) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.04) be represented by one or more promissory notes in such form payable to such payee and its assigns.

SECTION 5.05. Incremental Commitments. (a) The Borrower may, by written notice to the Administrative Agent, request additional Commitments, in an aggregate amount not to exceed the Incremental Facility Amount at such time, from one or more Persons (which may include any existing Lender willing to provide the same, in its own discretion) that will become Lenders; provided that each such Person, if not already a Lender, shall be subject to the approval of the Administrative Agent and the Issuing Lenders (which approvals shall not be unreasonably withheld, delayed or conditioned). Such notice shall set forth (i) the amount of the additional Commitments (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Facility Amount) and (ii) the date on which such additional Commitments are requested to become effective (which shall not be less than 10 Business Days or more than 60 days after the date of such notice, unless otherwise agreed to by the Administrative Agent).

(b) The Borrower and Person providing an additional Commitment shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Commitment of such Person.

(c) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any increase in the Commitments pursuant to Section 5.05(a), the outstanding Loans (if any) are held by the Lenders in accordance with their new Applicable Percentages. This may be accomplished at the discretion of the Administrative Agent by (i) requiring the outstanding Loans to be prepaid with the proceeds of a new Borrowing, (ii) causing non-increasing Lenders to assign (at par, with accrued interest and fees) portions of their outstanding Loans to Persons that are becoming Lenders (or increasing their Commitments), or (iii) any combination of the foregoing. Any prepayment or assignment described in this Section 5.05(c) shall be subject to Section 5.11, but shall otherwise be without premium or penalty.

(d) Notwithstanding the foregoing, no increase in any Commitment shall become effective under this Section 5.05 unless (i) on the date thereof, the conditions set forth in Section 7.02(b) (without giving effect to the parenthetical therein and with references therein to a Borrowing being deemed to be references to such increase, and with Section 6.05(a) being deemed for this purpose to refer to the most recent financial statements delivered pursuant to Sections 8.03(a) and 8.03(b), provided that, notwithstanding the foregoing, for purposes of this Section 5.05(d) the provisions of Section 6.05(b) may be deemed, if so agreed by the Borrower and the Person or Persons providing such increase, to include a COVID-19 related exception in the manner agreed by the Borrower and such Person or Persons) shall be satisfied and no Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, and (ii) the Administrative Agent shall have received legal opinions (unless otherwise agreed by the Administrative Agent), board resolutions (or reaffirmation of the continuing effectiveness of previously adopted board resolutions applicable thereto) and certificates consistent with those delivered on the Effective Date under Sections 7.01(b) and 7.01(e).

SECTION 5.06. Prepayment of Loans.

(a) Voluntary. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part and without premium or penalty (other than amounts required to be paid in accordance with Section 5.11), subject to prior notice in accordance with Section 5.06(c).

(b) Mandatory. If for any reason the sum of the total Revolving Credit Exposures of all of the Lenders exceeds the Aggregate Commitments then in effect, the Borrower shall, as soon as practicable but in no event later than three Business Days after the earlier of (i) the date on which the Borrower learns thereof and (ii) the date on which the Administrative Agent so requests in writing, (A) prepay the Loans outstanding at such time in an aggregate principal amount equal to the amount of the excess over the Aggregate Commitments and/or (B) cash collateralize Letters of Credit for the benefit of the relevant Issuing Lenders in accordance with Section 4.01(k) in an aggregate principal amount equal to the amount of the excess over the Aggregate Commitments.

(c) Notice of Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by e-mail) of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment, and (iii) in the case of prepayment of a Daily Simple SOFR Borrowing, not later than 12:00 noon, New York City time, five Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of voluntary prepayment under Section 5.06(a) of any Borrowing may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.

(d) Application of Prepayments. Prepayments will be applied first to ABR Borrowings, then to Daily Simple SOFR Borrowings and then to Term SOFR Borrowings in direct order of Interest Period maturities. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 5.08.

(e) Records. The Borrower will use reasonable efforts to implement and maintain internal controls to monitor the Borrowings and repayments, with the object of preventing any request for a Borrowing that would cause conditions specified in the first sentence of Section 2.01 not to be satisfied.

SECTION 5.07. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the facility fee rate per annum determined pursuant to the Pricing Grid, on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that if a Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Facility fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the 15th day following such last day, commencing on the first such date to occur after the Effective Date, and accrued facility fees shall also be due and payable on the date on which all Commitments shall have terminated; provided that any facility fees accruing on the Revolving Credit Exposure after the date on which a Commitment terminates shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent. Such fees shall be fully earned when paid.

(c) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Term SOFR Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which the Commitments terminate and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Lender a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the portion of the LC Exposure attributable to Letters of Credit issued by such Issuing Lender (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which the Commitments terminate and the date on which there ceases to be any such LC Exposure, as well as each of such Issuing Lender’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the 15th day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lenders pursuant to this Section 5.07(c) shall be payable promptly after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent or to the Issuing Lenders, as applicable, for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 5.08. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b) The Loans comprising each Term SOFR Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) The Loans comprising each Daily Simple SOFR Borrowing, if applicable pursuant to Section 5.09, shall bear interest at the Adjusted Daily Simple SOFR plus the Applicable Margin.

(d) [Reserved].

(e) [Reserved].

(f) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any

Loan or LC Disbursement, 2.0% per annum plus the rate otherwise applicable to such Loan or LC Disbursement as provided in the preceding paragraphs of this Section 5.08 or in Section 4.01(h), as applicable, or (ii) in the case of any other amount, 2.0% per annum plus the rate applicable to ABR Loans as provided in Section 5.08(a).

(g) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Aggregate Commitments; provided that (i) interest accrued pursuant to Section 5.08(f) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 5.09. Alternate Rate of Interest.

(a) Subject to Section 5.09(b), if:

(i) the Administrative Agent determines (which determination shall be made in good faith and shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR for such Interest Period (including because the Term SOFR Reference Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR; or

(ii) the Administrative Agent is advised by the Required Lenders (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing for such Interest Period or (B) at any time, that the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost of such Lenders of making or maintaining their Loans included in any Daily Simple SOFR Borrowing;

then the Administrative Agent shall give notice thereof (which may be by telephone) to the Borrower and the Lenders as promptly as practicable and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election

Request in accordance with the terms of Section 5.02 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing and any Borrowing Request that requests a Term SOFR Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 5.09(a)(i) or 5.09(a)(ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 5.09(a)(i) or 5.09(a)(ii) above. Furthermore, if any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 5.09(a) with respect to the Adjusted Term SOFR, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 5.02 or a new Borrowing Request in accordance with the terms of Section 2.03, any Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 5.09(a)(i) or 5.09(a)(ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR is also the subject of Section 5.09(a)(i) or 5.09(a)(ii) above.

(b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under the other Loan Documents in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under the other Loan Documents in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement

Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.09(b)(iv) and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.09, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.09.

(iv) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term SOFR Borrowing into a request for a borrowing of or conversion to (A) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. Furthermore, if any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR, then until such time as a Benchmark Replacement is implemented pursuant to this Section 5.09, any Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event.

SECTION 5.10. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Lender;

(ii) impose on any Lender or Issuing Lender, the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participations therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (c) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any Loan) or issuing or participating in Letters of Credit (or of maintaining its obligation to issue or participate in Letters of Credit) by an amount deemed by such Lender or other Recipient to be material or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or other Recipient to be material, then the Borrower will pay to such Lender or other Recipient such additional amount or amounts as will compensate such Lender or other Recipient for such additional costs actually incurred or reduction actually suffered.

(b) If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans or participations in Letters of Credit held by such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender or Issuing Lender to be material, then from time to time the Borrower will pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender or other Recipient setting forth the amount or amounts necessary to compensate such Lender or other Recipient as specified in Section 5.10(a) or 5.10(b), and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or other Recipient the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or other Recipient to demand compensation pursuant to this Section 5.10 shall not constitute a waiver of such Lender’s or other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or other Recipient pursuant to this Section 5.10 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or other Recipient notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or other Recipient’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 5.11. Break Funding Payments. In the event of (a) the payment or prepayment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 5.06(b) and is revoked in accordance therewith) or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.14, then, in any such event, the Borrower shall compensate each Lender for the out-of-pocket loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.11 and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 5.12. Taxes. (a) Any and all payments to the Lenders or the Administrative Agent hereunder by the Borrower or on behalf of the Borrower shall be made free and clear of and without deduction for any and all current or future Taxes, except as required by applicable law. If under any applicable law the Borrower shall be required to deduct any Indemnified Tax from or in respect of any sum payable hereunder to any Recipient, (i) the sum payable shall be increased by the amount (an “Additional Amount”) necessary so that after making all required deductions (including deductions applicable to Additional Amounts payable under this Section 5.12) such Recipient shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(c) The Borrower shall indemnify each Lender (or Participant) and the Administrative Agent for the full amount of Indemnified Taxes payable or paid by such Lender (or Participant) or the Administrative Agent and any liability (including penalties, interest and expenses (including reasonable attorney’s fees and expenses)) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, and setting forth in reasonable detail the manner in which such amount shall have been determined, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date such Lender or the Administrative Agent, as the case may be, makes written demand therefor, which written demand shall be made within 60 days of the date such Lender or the Administrative Agent receives written demand for payment of such Indemnified Taxes from the relevant Governmental Authority.

(d) Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.12(d).

(e) If a Lender (or Participant) or the Administrative Agent receives a refund, which in its reasonable judgment is in respect of any Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid Additional Amounts pursuant to this Section 5.12, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or Additional Amounts paid, by the Borrower under this Section 5.12 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender (or Participant) or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Lender (or Participant) or the Administrative Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender (or Participant) or the Administrative Agent in the event such Lender (or Participant) or the Administrative Agent is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the Lender (or Participant) or the Administrative Agent be required to pay any amount to the Borrower pursuant to this paragraph (e) the payment of which would place the Lender (or Participant) or the Administrative Agent in a less favorable net after-Tax position than the Lender (or Participant) or the Administrative Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Lender (or Participant) or the Administrative Agent to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(f) As soon as practicable after the date of any payment of Indemnified Taxes by the Borrower to the relevant Governmental Authority, the Borrower will deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

(g) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 5.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge in full of all obligations under any Loan Document.

(h) Each Lender (or Participant) that is not a United States person as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, two copies of (i) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty, (ii) an executed IRS Form W-8ECI, (iii) in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (iv) to the extent a Non-U.S. Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9 and/or another certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct or indirect partner, in each case, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement. Each Lender (or Participant) that is a United States person as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent two copies of an executed IRS Form W-9, or any subsequent or substitute versions thereof or successors thereto, certifying that such Lender (or Participant) is entitled to a complete exemption from U.S. Federal backup withholding tax on payments made pursuant to this Agreement. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder) and on or before the date, if any, such Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”), unless each of the applicable lending office prior to such designation and the New Lending Office are located within the United States. In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Notwithstanding any other provision of this Section 5.12(h), a Lender (or Participant) shall not be required to deliver any form pursuant to this Section 5.12(h) that such Lender (or Participant) is not legally able to deliver.

(i) [Reserved].

(j) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.12(j), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(k) The Borrower shall not be required to indemnify any Lender (or Participant), or to pay any Additional Amounts to any Lender (or Participant), in respect of any United States withholding Tax pursuant to Section 5.12(a) or 5.12(c) to the extent that (i) the obligation to withhold amounts with respect to such withholding tax was in effect and would apply to amounts payable to such Lender on the date such Lender became a party to this Agreement (or, in the case of a Participant, on the date such Participant became a Participant hereunder) or, with respect to payments to a New Lending Office, the date such Lender designated such New Lending Office with respect to a Loan; provided that this Section 5.12(k) shall not apply to any Lender (or Participant) if the assignment, participation, transfer or designation of a New Lending Office was made at the request of the Borrower; and provided further that this Section 5.12(k) shall not apply to the extent the indemnity payment or Additional Amounts any Lender (or Participant) would be entitled to receive (without regard to this Section 5.12(k)) do not exceed the indemnity payment or Additional Amounts that the Lender (or Participant) making the assignment, participation, transfer or designation of such New Lending Office would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such Additional Amounts would not have arisen but for a failure by such Lender (or Participant) to comply with the provisions of Section 5.12(h) or 5.12(j).

(l) Nothing contained in this Section 5.12 shall require any Lender (or Participant) or the Administrative Agent to make available any of its Tax returns (or any other information that it deems to be confidential or proprietary).

(m) For the purposes of this Section 5.12, the term “Lender” shall include any Issuing Lender.

SECTION 5.13. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, reimbursement of LC Disbursements or of any amounts payable under Section 5.10, 5.11 or 5.12, or otherwise) or under any other Loan Document prior to 3:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to such account or accounts as the Administrative Agent shall designate from time to time, except that payments to be made directly to any Issuing Lender as expressly provided herein shall be so made and payments pursuant to Sections 5.10, 5.11, 5.12 and 12.05 shall be made directly to the Persons entitled thereto and payments pursuant to the other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended, except as otherwise provided in the definition of the terms “Maturity Date” and “Interest Period”, to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder and under the other Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder or under any other Loan Document shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and reimbursement of LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or in respect of its participations in any Letters of Credit resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon or its participations in Letters of Credit than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and Letters of Credit of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in Letters of Credit; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (for the avoidance of doubt, as it may be amended from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or LC Exposure to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender or Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lender or Issuing Lender, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders and Issuing Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender, as applicable, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender or Issuing Lender shall fail to make any payment required to be made by it pursuant to Section 5.01(b), 5.12(d) or 5.13(d) or Article XI, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender or Issuing Lender, as applicable, to satisfy such Lender’s or Issuing Lender’s, as applicable, obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 5.14. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 5.10, or if the Borrower is required to pay any Additional Amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.12, then such Lender shall use reasonable efforts to file any certificate or document requested by the Borrower (consistent with legal and regulatory restrictions), to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such filing, designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or 5.12, as the case may be, in the future and (ii) would not otherwise be disadvantageous to such Lender.

(b) If (i) any Lender requests compensation under Section 5.10, (ii) the Borrower is required to pay any Additional Amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.12, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender becomes a Non-Extending Lender or (v) any Lender refuses to consent to any amendment, waiver or other modification of this Agreement or any other Loan Document requested by the Borrower that requires the consent of a greater percentage of the

Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, then, in each case, the Borrower may, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement (other than its existing rights to payment pursuant to Sections 5.10 and 5.12) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent and each of the Issuing Lenders, which consent, in each case, shall not unreasonably be withheld, delayed or conditioned, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Section 5.11) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.12, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.14(a) and such assignment will result in a reduction in such compensation or payments, (D) in the case of any such assignment resulting from a Lender being a Non-Extending Lender, the assignee shall have agreed to the applicable Maturity Date Extension Request and (E) in the case of any such assignment resulting from clause (v) above, the assignee provides its consent to such requested amendment, waiver or other modification of this Agreement or such other Loan Document. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 5.15. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) facility fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 5.07(a);

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 12.07); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 12.07, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender, then:

(i) all or any part of the LC Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 4.01(e) and 4.01(f)) of such Defaulting Lender shall be reallocated among the Lenders that are not Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (A) the sum of the Revolving Credit Exposures of all Lenders that are not Defaulting Lenders plus such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical clause above) does not exceed the sum of the Commitments of Lenders that are not Defaulting Lenders and (B) such reallocation does not result in the Revolving Credit Exposure of any Lender that is not a Defaulting Lender exceeding such Lender’s Commitment;

(ii) if the reallocation described in Section 5.15(c)(i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize pursuant to Section 4.01(k) for the benefit of the applicable Issuing Lenders the portion of such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such Section 5.15(c)(i)) that has not been reallocated for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to Section 5.15(c)(ii), the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 5.07(c) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to Section 5.15(c)(i), then the fees payable to the Lenders pursuant to Sections 5.07(a) and 5.07(c) shall be adjusted to give effect to such reallocation; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to Section 5.15(c)(i) is neither reallocated nor cash collateralized pursuant to Sections 5.15(c)(i) or 5.15(c)(ii), then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, all facility fees that otherwise would have been payable under Section 5.07(a) to such Defaulting Lender with respect to such portion of its LC Exposure and all participation fees payable under Section 5.07(c) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Lenders (and allocated among them ratably based on the amount of such portion of the LC Exposure of such Defaulting Lender attributable to Letters of Credit issued by each Issuing Lender) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) no Issuing Lender shall be required to issue, amend or extend any Letter of Credit unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Commitments of the Lenders that are not Defaulting Lenders and/or cash collateralized by the Borrower in accordance with Section 5.15(c), and participating interests in any such issued, amended or extended Letter of Credit will be allocated among the Lenders that are not Defaulting Lenders in a manner consistent with Section 5.15(c)(i) (and such Defaulting Lender shall not participate therein).

In the event that (i) a Bankruptcy Event with respect to a Lender Parent of a Lender shall occur following the date hereof and for so long as such Bankruptcy Event shall continue or (ii) any Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Lender shall not be required to issue, amend or extend any Letter of Credit, unless such Issuing Lender shall have entered into arrangements with the Borrower or the applicable Lender satisfactory to such Issuing Lender to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower and the Issuing Lenders agree that a Defaulting Lender has adequately remedied all matters that caused the applicable Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans and such funded participations in LC Disbursements of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans and such participations in accordance with its Applicable Percentage, and such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees accrued during the period when it was a Defaulting Lender as set forth in this Section 5.15, and all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 12.07 and this Section 5.15 during such period shall be binding on it). The rights and remedies against, and with respect to, a Defaulting Lender under this Section 5.15 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent, the Lenders, the Issuing Lenders and the Borrower may at any time have against, or with respect to, such Defaulting Lender.

ARTICLE VI

Representations and Warranties

The Borrower represents and warrants to each of the Lenders and the Administrative Agent that:

SECTION 6.01. Organization; Powers. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect. The Borrower has the corporate power and authority to execute and deliver this Agreement and each other Loan Document, to perform its obligations hereunder and thereunder and to borrow hereunder.

SECTION 6.02. Authorization; No Conflicts. The Transactions (a) are within the Borrower’s corporate powers and have been duly authorized by all requisite corporate action and (b) do not (i) violate (A) any provision of any law, statute, rule or regulation (including the Margin Regulations), (B) any provision of the certificate of incorporation or other constitutive documents or by-laws of the Borrower or (C) any order of any Governmental Authority,

(ii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which it or any of its property is or may be bound or (iii) result in the creation or imposition of any Lien upon any property or assets of the Borrower or any Subsidiary, other than, in the case of clauses (i)(A), (i)(C), (ii) and (iii), any such violations, conflicts, breaches, defaults or Liens that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect or, in the case of clause (i)(A), result in a violation of law by the Administrative Agent or any Lender.

SECTION 6.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document constitutes or, when executed and delivered, will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms (subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity)).

SECTION 6.04. Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Governmental Authority is required in connection with the Transactions except such as have, or on or prior to the Effective Date will have, been obtained or made and are in full force and effect and except for those the failure to obtain which could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.05. Financial Statements; No Material Adverse Effect. (a) The Borrower has heretofore furnished to the Administrative Agent and the Lenders (i) its consolidated balance sheet and statements of earnings, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2021, reported on by PricewaterhouseCoopers LLP, independent registered public accounting firm, and (ii) its unaudited consolidated balance sheets and statements of earnings, stockholders’ equity and cash flows as of and for the fiscal quarters and the portions of the fiscal year ended March 31, 2022, and June 30, 2022. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject, in the case of such quarterly financial statements referred to in clause (ii) above, to normal year-end adjustments and the absence of certain footnotes.

(b) Since December 31, 2021, there has been no material adverse effect on the business, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole; provided that for purposes of determining the accuracy of the representation and warranty set forth in this Section 6.05(b) as of the Effective Date, the impacts of the novel coronavirus COVID-19 pandemic on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, that occurred prior to the Effective Date, pursuant to the Memorandum to Lenders dated August 16, 2022 regarding Public Filings – COVID-19 Disclosures, and that were disclosed to the Lenders prior to the Effective Date will be disregarded.

SECTION 6.06. Litigation, Compliance with Laws. (a) There are no actions, proceedings or investigations filed or (to the knowledge of the Borrower) threatened against the Borrower or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which question the validity or legality of this Agreement, the Transactions or any action taken or to be taken pursuant to this Agreement and no order or judgment has been issued or entered restraining or enjoining the Borrower from the execution, delivery or performance of this Agreement or any other Loan Document nor is there any other action, proceeding or investigation filed or (to the knowledge of the Borrower) threatened against the Borrower or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, would be reasonably likely to result in a Material Adverse Effect.

(b) Neither the Borrower nor any Subsidiary is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be reasonably likely to result in a Material Adverse Effect.

SECTION 6.07. Federal Reserve Regulations. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

SECTION 6.08. Taxes. The Borrower and the Subsidiaries have filed or caused to be filed all Federal and material state, local and foreign Tax returns which are required to be filed by them, and have paid or caused to be paid all material Taxes required to have been paid by them, other than (a) any Taxes or assessments the validity of which is being contested in good faith by appropriate proceedings, and with respect to which appropriate accounting reserves have, to the extent required by GAAP, been set aside or (b) where such failure to file or pay could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.09. Employee Benefit Plans. The present aggregate value of accumulated benefit obligations of each Plan and each foreign employee pension benefit plan required to be funded (based on those assumptions used for disclosure of such obligations in consolidated financial statements of the Borrower in accordance with GAAP) did not, as of the most recent statements available, exceed the aggregate value of the assets for each Plan by an amount in the aggregate for all such plans that would reasonably be expected to have a Material Adverse Effect. Except as would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect, (a) no ERISA Termination Event has occurred and (b) each Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations.

SECTION 6.10. Environmental and Safety Matters. Other than exceptions to any of the following that would not in the aggregate have a Material Adverse Effect: (a) the Borrower and the Subsidiaries comply and have complied with all applicable Environmental and Safety Laws; (b) there are and have been no Hazardous Substances at any property owned, leased or operated by the Borrower or any Subsidiary now or in the past, or at any other location, that could reasonably be expected to result in liability of the Borrower or any Subsidiary under any Environmental and Safety Law or result in costs to any of them arising out of any Environmental and Safety Law; (c) there are no past, present, or, to the knowledge of the Borrower and the Subsidiaries, anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could reasonably be expected to prevent the Borrower or any of the Subsidiaries from, or increase the costs to the Borrower or any of the Subsidiaries of, complying with applicable Environmental and Safety Laws or obtaining or renewing all material permits, approvals, authorizations, licenses or permissions required of any of them pursuant to any such law; and (d) neither the Borrower nor any of the Subsidiaries has retained, assumed or otherwise become subject to, by contract or operation of law, any liability, fixed or contingent, under any Environmental and Safety Law.

SECTION 6.11. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal properties that are material to the business of the Borrower and its Subsidiaries taken as a whole, except where the failure to have such title or interests, as applicable, could not reasonably be expected to result in a Material Adverse Effect.

(b) Each of the Borrower and its Subsidiaries owns, is licensed to use, or otherwise has the right to use, all trademarks, tradenames, copyrights, patents and other intellectual properties that are material to the business of the Borrower and its Subsidiaries taken as a whole, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.12. Investment Company Status. The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 6.13. Anti-Corruption Laws and Sanctions. The Borrower has implemented and will maintain in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and to the knowledge of the Borrower and its Subsidiaries, their respective directors, officers and employees are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. The Transactions will not violate any Anti-Corruption Law or applicable Sanctions.

ARTICLE VII

Conditions

SECTION 7.01. Effective Date. This Agreement shall become effective upon the satisfaction of the following conditions:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to

Section 12.10(b), may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page of this Agreement).

(b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and other legal matters relating to the Borrower, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(c) The representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of the Effective Date; provided that (i) to the extent such representations and warranties expressly relate to an earlier date, they shall be true and correct in all material respects as of such earlier date, and (ii) to the extent such representations and warranties are qualified by materiality, such representations and warranties shall be true and correct in all respects. As of the Effective Date and immediately after giving effect to the Transactions to occur on the Effective Date, no Default shall have occurred and be continuing. The Administrative Agent shall have received a certificate signed by the President, a Vice President or a Financial Officer of the Borrower confirming the foregoing.

(d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the reasonable fees and expenses of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder.

(e) The Administrative Agent (or its counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) from Faegre Drinker Biddle & Reath LLP, counsel for the Borrower, covering such matters relating to the Borrower and the Loan Documents as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(f) The Administrative Agent and each Lender shall have received, to the extent requested by the Administrative Agent or such Lender, all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

(g) The Administrative Agent shall have received satisfactory evidence that the commitments under the Existing Five-Year Credit Agreement have been terminated (or will be terminated substantially concurrently with the effectiveness of this Agreement), that all Debt and other amounts owing under or in connection with the Existing Five-Year Credit Agreement have been fully paid (or will be fully paid substantially concurrently with the effectiveness of this Agreement) and that all letters of credit issued under the Existing Five-Year Credit Agreement have expired or been terminated (or will be terminated substantially concurrently with the effectiveness of this Agreement) or designated as Existing Letters of Credit herein. The Lenders party hereto, which constitute the “Required Lenders” under and as defined in the Existing Five-Year Credit Agreement, hereby waive the requirement under the Existing Five-Year Credit

Agreement that advance notice of such termination and repayment be given, it being agreed that such notice may be given on the Effective Date.

SECTION 7.02. Conditions to All Extensions of Credit. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a Borrowing made solely to refinance outstanding Borrowings that does not increase the aggregate principal amount of the Loans of any Lender outstanding), and of the Issuing Lenders to issue, amend or extend any Letter of Credit is subject to the satisfaction of the following conditions:

(a) The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03 or a notice requesting the issuance, amendment or extension of a Letter of Credit in accordance with Section 4.01(b), as the case may be.

(b) The representations and warranties of the Borrower set forth in the Loan Documents (other than, after the Effective Date, the representations and warranties set forth in Sections 6.05(b) and 6.06(a)) shall be true and correct in all material respects on and as of the date of and immediately after giving effect to such Borrowing or such issuance, amendment or extension of such Letter of Credit, as applicable; provided that (i) to the extent such representations and warranties expressly relate to an earlier date, they shall be true and correct in all material respects as of such earlier date and (ii) to the extent such representations and warranties are qualified by materiality, such representations and warranties shall be true and correct in all respects.

(c) At the time of and immediately after giving effect to such Borrowing or such issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing (other than a Borrowing made solely to refinance outstanding Borrowings that does not increase the aggregate principal amount of the Loans of any Lender outstanding) and the issuance, amendment or extension of each Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof that the conditions specified in Sections 7.02(b) and 7.02(c) have been satisfied with respect thereto.

ARTICLE VIII

Affirmative Covenants

The Borrower covenants and agrees with each Lender and the Administrative Agent that so long as any Commitments shall remain in effect or the principal of or interest on any Loan, any fees or any other amounts payable hereunder shall be unpaid or any LC Exposure shall remain outstanding, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Subsidiaries to, on and after the Effective Date:

SECTION 8.01. Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership and/or limited liability company existence and its rights and franchises that are material to the business of the Borrower and its Subsidiaries taken as a whole, except as expressly permitted under Section 9.01 and except, in the case of any Subsidiary, where the failure to do so would not result in a Material Adverse Effect.

SECTION 8.02. Compliance with Law; Business and Properties. Comply in all respects with all applicable laws, rules, regulations and orders of any Governmental Authority (including Environmental and Safety Laws and ERISA), whether now in effect or hereafter enacted, except instances that could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so would not result in a Material Adverse Effect.

SECTION 8.03. Financial Statements, Reports, Etc. In the case of the Borrower, furnish to the Administrative Agent for distribution to each Lender:

(a) within 105 days after the end of each fiscal year of the Borrower, its annual report on Form 10-K as filed with the SEC, including its consolidated balance sheet and the related consolidated statements of earnings and cash flows showing its consolidated financial position as of the end of such fiscal year and the consolidated results of its operations and cash flows for such year, all audited by PricewaterhouseCoopers LLP or other independent registered public accounting firm of recognized national standing selected by the Borrower and accompanied by an opinion of such accounting firm to the effect that such consolidated financial statements present fairly in all material respects the Borrower’s financial position and results of operations and cash flows on a consolidated basis in accordance with GAAP;

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its quarterly report on Form 10-Q as filed with the SEC, including its unaudited consolidated balance sheet and related consolidated statements of earnings and cash flows, showing its consolidated financial position as of the end of such fiscal quarter and the consolidated results of its operations and cash flows for such fiscal quarter and the then elapsed portion of the fiscal year (and each delivery of such statements shall be deemed a representation by the Borrower that such statements present fairly in all material respects the Borrower’s financial position and results of operations and cash flows on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes);

(c) concurrently with any delivery of financial statements under Section 8.03(a) or 8.03(b), a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) demonstrating in reasonable detail calculation of the covenant set forth in Section 9.04 as of the last day of the period covered by such financial statements;

(d) promptly after the same become publicly available, copies of all reports on Form 8-K filed by it with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC, and copies of all reports distributed to its shareholders; and

(e) promptly upon request, (i) all documentation and other information that any Lender reasonably requests through the Administrative Agent in order to comply with obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, and (ii) such other information regarding the Borrower and its Subsidiaries, or the compliance by the Borrower with the terms of the Loan Documents, as any Lender shall reasonably request through the Administrative Agent (it being understood that, in the case of this clause (ii), the Borrower shall not be required to provide any information or documents which are subject to confidentiality provisions the nature of which prohibit such disclosure).

Information required to be delivered pursuant to this Section 8.03 (other than Section 8.03(c) or 8.03(e)(i)) shall be deemed to have been delivered on the date on which the Borrower provides notice (reasonably identifying where the applicable disclosure may be obtained) to the Administrative Agent that such information has been publicly posted on the Borrower’s website on the internet at www.zimmerbiomet.com, or on the SEC’s website on the internet at www.sec.gov or at another website identified in such notice and accessible by the Lenders without charge.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on an Electronic System and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower, its Subsidiaries or the respective securities of any of the foregoing for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 12.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Electronic System designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Electronic System not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

SECTION 8.04. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers (which may include captive insurers), and maintain such other insurance or self-insurance (including product liability insurance), to such extent and against such risks, including fire and other risks insured against by extended coverage, as are customary with companies similarly situated and in the same or similar businesses.

SECTION 8.05. Obligations and Taxes. Pay and discharge promptly when due all material Taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

SECTION 8.06. Litigation and Other Notices. In the case of the Borrower, give the Administrative Agent written notice of the following within 10 Business Days after any executive officer of the Borrower obtains knowledge thereof:

(a) the filing or commencement of any action, suit or proceeding which the Borrower reasonably expects to result in a Material Adverse Effect;

(b) the occurrence of any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

(c) any change in any of the Ratings;

provided that in the case of Sections 8.06(a) and 8.06(c), the Borrower shall not be required to provide separate notice of any event disclosed in any report promptly publicly filed with the SEC if the Borrower has provided notice to the Administrative Agent in accordance with the penultimate paragraph of Section 8.03 to the effect that such information has been publicly posted and reasonably identifying where the applicable disclosure may be obtained.

SECTION 8.07. Books and Records; Inspection Rights. (a) Keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and (in the presence of officers of the Borrower, whether by phone or in person) its independent accountants (in each case subject to the Borrower’s obligations under applicable confidentiality provisions), all at such reasonable times and as often as reasonably requested, all at the expense of the applicable Lenders; provided that during the continuation of any Default (x) any expense of the Lenders in connection with the foregoing shall be for the account of the Borrower and (y) Lenders shall be permitted to discuss the affairs, finances and condition of the Borrower and its Subsidiaries without officers of the Borrower being present.

SECTION 8.08. Use of Proceeds. Use the proceeds of the Loans and the Letters of Credit only for general corporate purposes, and not use any part of the proceeds of any Loan, directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including the Margin Regulations. The Borrower shall not request any Borrowing or Letter of Credit, or use the proceeds of any Borrowing or any Letter of Credit, and the Borrower shall procure that its Subsidiaries and their respective directors, officers, employees and agents shall not use the proceeds of any Borrowing or any Letter of Credit, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE IX

Negative Covenants

The Borrower covenants and agrees with each Lender and the Administrative Agent that so long as any Commitments shall remain in effect or the principal of or interest on any Loan, any fees or any other amounts payable hereunder shall be unpaid or any LC Exposure shall remain outstanding, unless the Required Lenders shall otherwise consent in writing, it will not, and will not permit any of the Subsidiaries to, on and after the Effective Date:

SECTION 9.01. Consolidations, Mergers and Sales of Assets. (a) In the case of the Borrower, consolidate or merge with or into any other Person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution) or (b) sell or otherwise transfer (in one transaction or a series of transactions), or permit any Subsidiary to sell or otherwise transfer (in one transaction or a series of transactions), all or substantially all of the assets of the Borrower and the Subsidiaries, taken as a whole, to any other Person (other than the Borrower or any Subsidiary); provided that (i) the Borrower may merge or consolidate with another Person if the Borrower is the corporation surviving such merger or consolidation and (ii) immediately after giving effect to any such merger or consolidation, no Default or Event of Default shall have occurred and be continuing.

SECTION 9.02. Liens. Create, assume or suffer to exist any Lien upon any property, except that the foregoing shall not prevent the Borrower or any Subsidiary from creating, assuming or suffering to exist any of the following Liens:

(a) Liens existing on the Effective Date and set forth on Schedule 9.02;

(b) any Lien existing on property owned or leased by any Person at the time it becomes a Subsidiary; provided that such Lien was not created in anticipation of such Person becoming a Subsidiary;

(c) any Lien existing on property at the time of the acquisition thereof by the Borrower or any Subsidiary; provided that such Lien was not created in anticipation of such acquisition;

(d) Liens on property acquired, constructed or improved by the Borrower or any Subsidiary; provided that the Debt secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such property and such Liens do not apply to any other property of the Borrower or any Subsidiary;

(e) Liens on receivables and the proceeds thereof securing any Permitted Receivables Securitization;

(f) any Liens securing Debt of a Subsidiary owing to the Borrower or to another Subsidiary;

(g) Liens for taxes, assessments or governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(h) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not more than 60 days delinquent in accordance with their terms or that are being contested in good faith by appropriate proceedings;

(i) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(j) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(k) easements, rights-of-way, restrictions, licenses, reservations, utility easements and other similar encumbrances imposed by law or incurred in the ordinary course of business that do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, considered as a whole;

(l) any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(m) attachment or judgment Liens in respect of judgments or decrees that have been vacated, discharged or stayed within 30 days from the entry thereof; and attachment or judgment Liens in respect of judgments or decrees that have been bonded pending appeal within 30 days from the entry thereof and which do not exceed $200,000,000 in the aggregate;

(n) Liens arising from precautionary UCC financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower or any Subsidiary in the ordinary course of business;

(o) customary Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and that are within the general parameters customary in the banking industry;

(p) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in Sections 9.02(a) through 9.02(d), so long as the principal amount of the Debt or other obligations secured thereby does not exceed the principal amount of Debt or obligations so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and such Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on such property); and

(q) any Lien not permitted by Sections 9.02(a) through 9.02(p) securing Debt which, together with the aggregate outstanding principal amount of all other Debt of the Borrower and its Subsidiaries that is secured by Liens in reliance on this Section 9.02(q) and the aggregate Value of their existing Sale and Leaseback Transactions which would be subject to the restrictions of Section 9.03 but for this Section 9.02(q), does not at any time exceed 12.5% of Consolidated Net Tangible Assets.

SECTION 9.03. Limitation on Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction, unless the Borrower or such Subsidiary would be entitled to incur Debt, in a principal amount equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased without violating Section 9.02.

SECTION 9.04. Financial Condition Covenant. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower (each such period, a “Test Period”) to exceed 4.50 to 1.00; provided that upon the consummation of a Qualified Material Acquisition, if the Borrower shall so elect by a written notice delivered to the Administrative Agent within 30 days following such consummation, the maximum permitted ratio set forth above shall be increased to 5.00 to 1.00 at the end of and for the fiscal quarter in which such Qualified Material Acquisition is consummated and the subsequent three consecutive fiscal quarters (the “Leverage Increase Period”); provided further that following any such election by the Borrower, no subsequent election may be made by the Borrower unless the Consolidated Leverage Ratio has been at or below 4.50 to 1.00 as of the last day of at least two consecutive Test Periods ended after the expiration of the Leverage Increase Period with respect to such prior election.

SECTION 9.05. Subsidiary Indebtedness. Permit Subsidiaries of the Borrower to create, issue, incur, assume, become liable in respect of or suffer to exist any Debt (other than Permitted Debt) in an aggregate principal amount exceeding $250,000,000 outstanding at any time.

ARTICLE X

Events of Default

In case of the happening of any of the following events (each an “Event of Default”):

(a) any representation or warranty made or deemed made by the Borrower in or in connection with the execution and delivery of this Agreement or any other Loan Document or the Borrowings or other extensions of credit hereunder shall prove to have been false or misleading in any material respect when so made or deemed made;

(b) default shall be made in the payment of any principal of any Loan or LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (b) above) due from the Borrower hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance of any covenant or agreement contained in Section 8.01 (in the case of preservation of existence of the Borrower), Section 8.06(b), Section 8.08 or Article IX;

(e) default shall be made in the due observance or performance of any covenant or agreement of the Borrower contained herein (other than those specified in clause (b), (c) or (d) above) or in any other Loan Document and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of one or more items of Debt in an aggregate principal amount greater than or equal to $250,000,000, when and as the same shall become due and payable (giving effect to any applicable grace period) or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Debt if the effect of any failure referred to in this clause (ii) is to cause such Debt to become due prior to its stated maturity;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary or (iii) the winding up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) one or more judgments or decrees for the payment of money in an aggregate amount equal to or greater than $250,000,000 (exclusive of any amount thereof reasonably expected to be covered by insurance) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall not have been vacated, discharged or stayed for a period of 60 consecutive days, or any action shall be legally taken by a judgment creditor (whose liquidated judgment, along with those of any other judgment creditors, exceeds $250,000,000) to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

(j) (i) a Plan of the Borrower or an ERISA Affiliate shall fail to maintain the minimum funding standard required by Section 412 of the Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted under Section 412(c) of the Code or Section 302(c) of ERISA, (ii) an ERISA Termination Event shall have occurred with respect to the Borrower or an ERISA Affiliate has incurred, or in the reasonable opinion of the Required Lenders is reasonably likely to incur, a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, (iii) any Person shall engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the United States Department of Labor, (iv) the Borrower or any ERISA Affiliate shall fail to pay any required installment or any other payment required to be paid by such entity under Section 412 of the Code or Section 302 of ERISA on or before the due date for such installment or other payment (taking into account any extensions granted) or (v) the Borrower or any ERISA Affiliate shall fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate is required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto (taking into account any extensions granted), and, in the event of the occurrence of any of the events described in clauses (i) through (v) above, there shall result from any such event or events either a liability or a material risk of incurring a liability which is reasonably expected to have a Material Adverse Effect; or

(k) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Aggregate Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived anything contained herein to the contrary notwithstanding; and, if any event with respect to the Borrower described in clause (g) or (h) above shall have occurred and be continuing, the Aggregate Commitments shall immediately and automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder, shall immediately and automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

ARTICLE XI

The Administrative Agent

In order to expedite the transactions contemplated by this Agreement, JPMorgan is hereby appointed to act as the Administrative Agent on behalf of the Lenders and the Issuing Lenders. Each of the Lenders and the Issuing Lenders hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or Issuing Lender and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the other parties hereto, without hereby limiting any implied authority: (a) to receive on behalf of the Lenders and, except with respect to amounts expressly payable hereunder to an Issuing Lender, the Issuing Lenders all payments of principal of and interest on the Loans, payments in respect of the Letters of Credit and all other amounts due to the Lenders or the Issuing Lenders hereunder, and promptly distribute to each Lender or Issuing Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders or the Issuing Lenders to the Borrower of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender and Issuing Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement or any other Loan Document as received by the Administrative Agent.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiary or Affiliate thereof that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates or Related Parties in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders

(or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents).

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment, or be responsible for any statement, warranty or representation made in or in connection with any Loan Document or the contents of any document delivered in connection herewith or therewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement or any other Loan Document (including concerning the satisfaction of any condition set forth in Article VII or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent) or the occurrence of any Default. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, any Lender or any Issuing Lender. The Administrative Agent shall not be responsible to the Lenders or the Issuing Lenders for the due execution, genuineness, sufficiency, validity, enforceability or effectiveness of this Agreement, any other Loan Document or any other instruments or agreements. The Administrative Agent may deem and treat the Lender or Issuing Lender that makes any Loan or issues or participates in any Letter of Credit as the holder of the obligations resulting therefrom for all purposes hereof until the Administrative Agent shall have received notice from such Lender or Issuing Lender, given as provided herein, of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Neither the Administrative Agent nor any of its Related Parties shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender or Issuing Lender of any of its obligations hereunder or to any Lender or Issuing Lender on account of the failure of or delay in performance or breach by any other Lender or Issuing Lender or the Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agent shall be deemed to have no knowledge of any Lender being a Restricted Lender unless and until the Administrative Agent shall have received the written notice from such Lender referred to in Section 1.06, and then only as and to the extent specified in such notice, and any determination of whether the Required Lenders or any other requisite Lenders shall have provided a consent or direction in connection with this Agreement or any other Loan Document shall not be affected by any delivery to the Administrative Agent of any such written notice subsequent to such consent or direction being provided by the Required Lenders or other requisite Lenders. The Administrative Agent may execute any and all duties hereunder by or through its branches, Affiliates, agents or employees. Without limiting the foregoing, the Administrative Agent may, by notice to the Borrower, designate any of its branches or Affiliates as the Person to receive any or all notices (including Borrowing Requests and Interest Election Requests) to be delivered to the Administrative Agent pursuant to this Agreement.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Lender sufficiently in advance to the making of such Loan or the issuance, extension or amendment of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent acceptable to the Borrower; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank having a combined capital and surplus of at least $500,000,000 (or any Affiliate of such bank) with an office in New York, New York. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Sections 5.10, 5.12 and 12.05, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent and its Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

With respect to the Loans made or Letters of Credit issued or participated in by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender or Issuing Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its

Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Lenders.

In case of the pendency of any proceeding with respect to the Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim under Sections 5.07, 5.08, 5.10, 5.11, 5.12 and 12.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Issuing Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as an Administrative Agent, under the Loan Documents (including under Section 12.05).

Each Lender and Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any other Issuing Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any other Issuing Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Each Lender represents and warrants that, as of the date it becomes a Lender, (i) it is such Lender’s intention that the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Each Lender and Issuing Lender, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Assumption, an Incremental Assumption Agreement or any other Loan Document pursuant to which it shall become a Lender or Issuing Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Notwithstanding anything herein to the contrary, none of the Arrangers, syndication agents, documentation agents or bookrunners listed on the cover page hereof shall have any duties or obligations under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Administrative Agent, an Issuing Lender or a Lender under this Agreement, but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for hereunder and under the other Loan Documents.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(a) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(c) (i) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (iv) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(d) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (i) the immediately preceding clause (a) is true with respect to such Lender or (ii) such Lender has provided another representation, warranty and covenant in accordance with the immediately preceding clause (d), each Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).

Each Lender and Issuing Lender hereby agrees that (a) if the Administrative Agent notifies such Lender or such Issuing Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or such Issuing Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such Issuing Lender (whether or not known to such Lender or Issuing Lender), and demands the return of such Payment (or a portion thereof), such Lender or such Issuing Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (b) to the extent permitted by applicable law, such Lender and such Issuing Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or any Issuing Lender under this paragraph shall be conclusive, absent manifest error.

Each Lender and each Issuing Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (a) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (b) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such Issuing Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

The Borrower hereby agrees that (a) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or any Issuing Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or such Issuing Lender with respect to such amount and (b) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower.

Each party’s obligations under the three immediately preceding paragraphs shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or any Issuing Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE XII

Miscellaneous

SECTION 12.01. Notices. (a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i) if to the Borrower, to Zimmer Biomet Holdings, Inc., 345 East Main Street, Warsaw, IN 46580, Attention of Eric Meyer, Assistant Treasurer (Email: Eric.Meyer@zimmerbiomet.com; Telephone: (574) 377-4207);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Floor 01, NCC 5, 500 Stanton Christiana Road, Newark, Delaware 19713, Attention of Marsea Medori, Account Manager (Email: marsea.medori@chase.com);

(iii) if to an Issuing Lender, to it at its address (or email) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address (or email) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Lender or is an Affiliate thereof); and

(iv) if to a Lender, to it at its address (or email) set forth in its Administrative Questionnaire.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, or mailed by certified or registered mail; and notices delivered through electronic communications to the extent provided in Section 12.01(b) shall be effective as provided therein.

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may, in addition to email, be delivered or furnished by electronic communication or using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II or Article IV to any Lender or any Issuing Lender if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Articles by such electronic communication or using Electronic Systems. The Administrative Agent or the Borrower may, in addition to email, agree, in its discretion, to accept notices and other communications to it hereunder by other electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications or may be rescinded by any such Person by notice to each other such Person.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Electronic System shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Electronic System. THE BORROWER AGREES THAT THE ADMINISTRATIVE AGENT MAY, BUT SHALL NOT BE OBLIGATED TO, MAKE COMMUNICATIONS AVAILABLE TO THE LENDERS AND THE ISSUING LENDERS BY POSTING THE COMMUNICATIONS ON DEBTDOMAIN, INTRALINKS, SYNDTRAK, CLEARPAR OR ANY OTHER ELECTRONIC SYSTEM. THE ELECTRONIC SYSTEM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE ELECTRONIC SYSTEM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE

COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE ELECTRONIC SYSTEM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Lender or any other Person for Liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications or notices through the Electronic System, any other electronic platform or electronic messaging service, or through the Internet.

(d) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, email or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender and Issuing Lender may change its address, email or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender and Issuing Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and email to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender and Issuing Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Electronic System in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Electronic System and that may contain material non-public information with respect to the Borrower, its Subsidiaries or their respective securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, Lenders and Issuing Lenders. The Administrative Agent, the Lenders and the Issuing Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Borrowing Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender, each Issuing Lender and the Related Parties of any of the foregoing from all Liabilities and expenses resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 12.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in any other Loan Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Lenders and the Issuing Lenders and shall survive the execution and delivery of the Loan Documents and the making by the Lenders of the Loans or the issuance by the Issuing Lenders of the Letters of Credit, regardless of any investigation made by or on behalf of the Administrative Agent, the Lenders, the Issuing Lenders or any Related Party of any of the foregoing, and regardless of whether any such Person may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Aggregate Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Lender shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Lender (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Lender, or being supported by a letter of credit that names such Issuing Lender as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (excluding Sections 5.10, 5.11, 5.12 and 12.05 and any other expense reimbursement or indemnity provisions set forth in any Loan Document), and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 4.01(d) or 4.01(e). The provisions of Sections 5.10, 5.11, 5.12, 12.05, 12.15 and 12.16 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Aggregate Commitments or the termination of this Agreement or any provision hereof.

SECTION 12.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof (by electronic “.pdf” or otherwise) which, when taken together, bear the signatures of each Lender and Issuing Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 12.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns (including any Affiliate of an Issuing Lender that issues any Letter of Credit).

(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of a Commitment or a Loan to another Lender, an Affiliate of a Lender or an Approved Fund, each of the Borrower (so long as no Event of Default shall have occurred and be continuing) and the Administrative Agent must give its prior written consent to such assignment (which consent, in each case, shall not be unreasonably withheld, delayed or conditioned), (ii) in the case of any assignment of all or a portion of a Commitment or any Lender’s obligations in respect of its LC Exposure, each Issuing Lender must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) except in the case of an assignment of a Commitment or a Loan to another Lender, an Affiliate of a Lender or an Approved Fund or an assignment by a Non-Extending Lender to an assignee that is or will become an Extending Lender, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless it shall be the entire amount of such Lender’s Commitment or Loans, as applicable, or unless each of the Borrower (so long as no Event of Default shall have occurred and be continuing) and the Administrative Agent otherwise consent in writing, and (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, and, unless otherwise waived by the Administrative Agent in its sole discretion, a processing and recordation fee of $3,500. Upon acceptance and recording thereof pursuant to Section 12.04(e), from and after the effective date specified in each Assignment and Assumption, (x) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and (y) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall (i) continue to be entitled to the benefits of Sections 5.10, 5.11, 5.12, and 12.05, as well as to any fees accrued for its account hereunder and not yet paid and (ii) continue to be subject to the confidentiality provisions hereof)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(f).

(c) [Reserved].

(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and the principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent, the Lenders and the Issuing Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. No assignment or transfer of any Loan or Commitment (or portion thereof) shall be effective unless and until it has been recorded in the Register as provided in Section 12.04(e). The Register shall be available for inspection by each party hereto as to its own interests hereunder, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b), if applicable, and, if required, the written consent of the Borrower and the Issuing Lenders to such assignment, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register.

(f) Each Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 5.10, 5.11 and 5.12 to the same extent as if it were an assignee under Section 12.04(c) (subject to the requirements therein, including the requirements under Sections 5.12(g) and 5.12(j) (it being understood that the documentation required under such Sections shall be delivered to the participating Lender)); provided that such Participant agrees to the provisions of Section 5.14 as if it were an assignee under Section 12.04(c) and shall not be entitled to receive any greater payment than the amount that could have been claimed by the participating Lender had it continued to hold the interest of such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such Participant acquired the applicable participation, and it being further agreed that the participating Lender will not be permitted to make claims against the Borrower under Section 5.10(b) for costs or reductions resulting from the sale of a participation, except that all claims made pursuant to such Sections shall be made through such participating Lender, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such participating Lender in connection with such Lender’s rights and obligations under this Agreement and (v) such participating Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that, in the case of any amendments, modifications or waivers described in the first proviso to Section 12.07(b), the agreement or instrument pursuant to which such participating Lender sells such a participation may provide that such Lender will not, without the consent of the applicable Participant, agree to any such amendment, modification or waiver that affects such Participant or requires the approval of all the Lenders.

(g) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as an Administrative Agent) shall not have any responsibility for maintaining a Participant Register.

(h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.04, disclose to the assignee or Participant or proposed assignee or Participant any information relating to the Borrower furnished to such Lender; provided that, prior to any such disclosure, each such assignee or Participant or proposed assignee or Participant shall be subject to confidentiality provisions at least as restrictive as those contained herein.

(i) The Borrower shall not assign or delegate any rights and duties hereunder or under any other Loan Document, without the prior written consent of the Administrative Agent and each of the Lenders (and any assignment or delegation without such prior written consent shall be null and void).

(j) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 12.05. Expenses, Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by (i) the Administrative Agent and the Arrangers in connection with entering into this Agreement or any other Loan Document or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (including the reasonable fees, disbursements and other charges of a single counsel), (ii) the Issuing Lenders in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder or (iii) the Administrative Agent, the Arrangers, the Issuing Lenders or any Lender in connection with the enforcement of their rights in connection with this Agreement and any other Loan Document or in connection with the Loans made or Letters of Credit issued hereunder or thereunder, including the fees and disbursements of counsel for the Administrative Agent, the Arrangers and the Issuing Lenders and, in the case of enforcement, each Lender.

(b) The Borrower agrees to indemnify the Administrative Agent, the Arrangers, the Issuing Lenders, each Lender, each of their Affiliates and the respective Related Parties of the foregoing (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any Indemnitee arising out of or in connection with (i) the consummation of the transactions contemplated by this Agreement (including the syndication of the credit facilities provided for herein), (ii) any Loan or Letter of Credit or the use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this

Agreement, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that (x) such indemnity shall not, as to any Indemnitee, be available to the extent that a court of competent jurisdiction has determined by a final non-appealable judgment that such losses, claims, damages, liabilities or related expenses result from the gross negligence or willful misconduct of such Indemnitee and (y) such indemnity shall not apply to losses, claims, damages, liabilities or related expenses that result from disputes solely between Lenders (for the avoidance of doubt, other than any dispute involving the Administrative Agent, any Arranger or any other titled person in its capacity, or in fulfilling its role, as such).

(c) To the fullest extent permitted by applicable law, the Borrower shall not assert or permit any of its Affiliates or Related Parties to assert, and the Borrower hereby waives, (i) any claim against any Lender-Related Person, on any theory of liability, for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) any Liabilities against any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 12.05(a) or 12.05(b) to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. For purposes of this Section 12.05, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Credit Exposures and unused Commitments at the time (or most recently outstanding and in effect). The obligations of the Lenders under this Section 12.05(d) are several and not joint. The failure of any Lender to make any payment pursuant to this Section 12.05(d) shall not relieve any other Lender of its corresponding obligation to do so, and no Lender shall be responsible for the failure of any other Lender to so make its payment pursuant to this Section 12.05(d).

(e) All amounts due under this Section 12.05 shall be payable on written demand therefor.

SECTION 12.06. Applicable Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 12.07. Waivers, Amendment. (a) No failure or delay of the Administrative Agent, any Lender or any Issuing Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Lenders and the Issuing Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by Section 12.07(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Section 12.07(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by, in the case of this Agreement, the Borrower, the Administrative Agent and the Required Lenders or, in the case of any other Loan Document, the Borrower and the Administrative Agent, with the consent of the Required Lenders; provided that no such agreement shall (i) decrease the principal amount of, or extend the scheduled maturity date of, or date for the payment of any interest on, any Loan or reimbursement obligation with respect to an LC Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or any LC Disbursement, in each case, without the prior written consent of each Lender directly affected thereby, (ii) increase the amount of or postpone the scheduled date of the expiration of any Commitment, or decrease or extend the date for payment of the facility fees or fees in respect of Letters of Credit (with the exception of fronting fees payable to any Issuing Lender, which shall require the consent of such Issuing Lender), or waive or excuse any such payment or any part thereof, without the prior written consent of each Lender directly affected thereby, (iii) amend or modify the provisions of Section 5.03(c), 5.13(b) or 5.13(c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, or amend or modify the provisions of Section 12.04(i) or this Section 12.07 or the definition of the “Required Lenders”, in each case, without the prior written consent of each Lender, (iv) change the requirement that Loans by Lenders be made ratably in accordance with their respective Commitments without the prior written consent of each Lender directly affected thereby or (v) change the currency of any Loan or the currency in which Loans are required to be made by Lenders without the prior written consent of each Lender directly affected thereby; provided further that no such agreement shall waive, amend, modify or otherwise affect the rights or duties hereunder or under the other Loan Documents of (x) the Administrative Agent without the prior written consent of the Administrative Agent or (y) any Issuing Lender without the prior written consent of such Issuing Lender.

(c) Notwithstanding anything to the contrary in Section 12.07(b):

(i) no consent with respect to any waiver, amendment or other modification of this Agreement or any other Loan Document shall be required of (A) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in Section 12.07(b)(i) or 12.07(b)(ii) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification or (B) in the case of any waiver, amendment or other modification referred to in the first proviso to Section 12.07(b), any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification;

(ii) the LC Commitment of any Issuing Lender may be modified in the manner provided in the definition of the term “LC Commitment”;

(iii) this Agreement may be amended in a manner provided in Sections 2.05, 4.01(i), 5.05 and 5.09(b); and

(iv) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from (A) the Required Lenders stating that the Required Lenders object to such amendment or (B) if affected by such amendment, any Issuing Lender stating that it objects to such amendment.

(d) Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 12.07, and any consent by any Lender pursuant to this Section 12.07 shall bind any assignee of its rights and interests hereunder.

SECTION 12.08. Entire Agreement. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the Arrangers constitute the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties not referred to in the immediately preceding sentence with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents, except that this Agreement and the other Loan Documents do not supersede any provision of any commitment letter or engagement letter entered into in connection herewith that by the express terms thereof survives the execution and delivery hereof. Nothing in this Agreement, expressed or implied, is intended to confer any rights, remedies, obligations or liabilities under or by reason of this Agreement upon any Person other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(f)), the Arrangers and, to the extent expressly contemplated hereby, the Related Parties of any of the Administrative Agent, the Arrangers, the Lenders and the Issuing Lenders.

SECTION 12.09. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 12.10. Counterparts; Electronic Execution. (a) This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 12.03.

(a) Delivery of an executed counterpart of a signature page (including any Electronic Signature) of this Agreement, any other Loan Document or any document, amendment, approval, consent, information, notice (including any notice delivered pursuant to Section 12.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) by emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof or thereof. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent or the Borrower has agreed to accept any Electronic Signature, the Administrative Agent, the Borrower, the Lenders and the Issuing Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, the Borrower, any Lender or any Issuing Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each of the parties hereto hereby (A) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Lenders and the Borrower, Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) agrees that each of the Administrative Agent, the Borrower, the Lenders and the Issuing Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any the Administrative Agent, the Arranger, any Lender, any Issuing Lender, the Borrower or any Related Party of any of the foregoing for any losses, claims, demands, damages, penalties, liabilities and expenses of any kind, on any theory of liability, arising solely from the Administrative Agent’s, any Lender’s, any Issuing Lender’s or the Borrower’s reliance on or use of Electronic Signatures and/or transmissions by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, demands, damages, penalties, liabilities and expenses of any kind, on any theory of liability, arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 12.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 12.12. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Issuing Lender to or for the credit or the account of the Borrower against any of and all of the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Lender, irrespective of whether or not such Lender or Issuing Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender and Issuing Lender agrees promptly to notify the Borrower and the Administrative Agent after such setoff and application made by such Lender or Issuing Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and Issuing Lender under this Section 12.12 are in addition to other rights and remedies (including other rights of setoff) which such Lender or Issuing Lender may have.

SECTION 12.13. Jurisdiction: Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County, and any appellate court from any thereof, in any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document, or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document, or the transactions relating hereto or thereto, brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such federal court or, in the event such federal court lacks subject matter jurisdiction, such New York State court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto in any court referred to in Section 12.13(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, litigation or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 12.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.14.

SECTION 12.15. Confidentiality. Each of the Administrative Agent and the Lenders expressly agrees, for the benefit of the Borrower and the Subsidiaries, to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential or shall be subject to a professional or employment obligation of confidentiality applying to such Confidential Information), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder and thereunder, (f) subject to an express agreement for the benefit of the Borrower and the Subsidiaries containing provisions substantially the same as those of this Section 12.15, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or to any direct or indirect counterparty to a Hedge Agreement or to any credit insurance provider relating to the Borrower or its Subsidiaries and their obligations (or, in each case, their respective advisors), (g) with the consent of the Borrower, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized ratings agency, (i) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein or (j) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 12.15, (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the

Borrower and the Subsidiaries or (iii) is independently developed by the Administrative Agent or any Lender without reference to the Confidential Information; provided that with respect to disclosures pursuant to clause (b) above (other than any such disclosure in connection with any routine compliance examination or examination of the financial condition of such Lender by such regulatory authority) and clause (c) above (unless prohibited by law or applicable court order), the Administrative Agent or such Lender, as the case may be, shall attempt to notify the Borrower of any request by any Governmental Authority or other Person for disclosure of such Confidential Information after receipt of such request, and if reasonable, practicable and permissible, before disclosure of such Confidential Information. For the purposes of this Section 12.15, “Confidential Information” shall mean all information, including material nonpublic information within the meaning of Regulation FD promulgated by the SEC (“Regulation FD”), received from the Borrower and the Subsidiaries relating to the Borrower and the Subsidiaries or their respective businesses, other than (x) any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower and the Subsidiaries and (y) information pertaining to this Agreement routinely provided by agents or arrangers to data service providers, including league table providers, that serve the lending industry; provided that such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section 12.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person customarily accords to its own confidential information. It is understood and agreed that the Borrower and the Subsidiaries and their respective Affiliates may rely upon this Section 12.15 for any purpose, including to comply with Regulation FD.

SECTION 12.16. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, and the Borrower agrees to provide such information from time to time upon request to each Lender and the Administrative Agent.

SECTION 12.17. No Fiduciary Relationship. The Borrower, on behalf of itself and its Affiliates, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Affiliates, on the one hand, and the Credit Parties and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Credit Parties or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Credit Parties and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Credit Parties or their Affiliates has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby agrees not to assert any claims against any of the Administrative Agent, the Arrangers, the Lenders, the Issuing Lenders or their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby and any communications in connection therewith.

SECTION 12.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 12.19. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate; provided that the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 12.19 shall, to the extent lawful, be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon to the date of repayment at the rate or rates applicable to such Loan, shall have been received by such Lender.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Pradipto Bagchi
Name:	Pradipto Bagchi
Title:	Vice President and Treasurer

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ Gregory Thomas Martin
Name:	Gregory Thomas Martin
Title:	Executive Director

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: CITIBANK, N.A.

by	/s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: MIZUHO BANK, LTD.

by	/s/ John Davies
Name: John Davies
Title: Authorized Signatory

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: BANK OF AMERICA, N.A.

by	/s/ Darren Merten
Name: Darren Merten
Title: Director

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: BARCLAYS BANK PLC

by	/s/ Edward Pan
Name: Edward Pan
Title: Vice President

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: BNP Paribas

by	/s/ Brendan Heneghan
Name: Brendan Heneghan
Title: Director

by	/s/ Karim Remtoula
Name: Karim Remtoula
Title: Vice President

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: DNB CAPITAL LLC

by	/s/ Kristie Li
Name: Kristie Li
Title: Senior Vice President

by	/s/ Bret Douglas
Name: Bret Douglas
Title: Senior Vice President

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: GOLDMAN SACHS BANK USA

by	/s/ William E. Brigs IV
Name: William E. Brigs IV
Title: Authorized Signatory

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: HSBC Bank USA, National Association

by	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President #23310

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: MORGAN STANLEY BANK, N.A.

by	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: MUFG BANK, LTD.

by	/s/ Jack Lonker
Name: Jack Lonker
Title: Authorized Signatory

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: ROYAL BANK OF CANADA

by	/s/ Emily Grams
Name: Emily Grams
Title: Authorized Signatory

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: SUMITOMO MITSUI BANKING CORPORATION

by	/s/ Cindy Hwee
Name: Cindy Hwee
Title: Director

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: Credit Suisse (Switzerland) Ltd.

by	/s/ Philipp Horat
Name: Philipp Horat
Title: Director

For any Lender requiring a second signature line:

by	/s/ Dominic Ruppen
Name: Dominic Ruppen
Title: Director

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: TD Bank, N.A.

by	/s/ Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: UniCredit Bank AG, New York Branch

by	/s/ Betsy Briggs
Name: Betsy Briggs
Title: Director

by	/s/ Laura Shelmerdine
Name: Laura Shelmerdine
Title: Director

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: U.S. Bank National Association

by	/s/ Michael West
Name: Michael West
Title: Senior Vice President

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: Agricultural Bank of China Limited, New York Branch

by	/s/ Nelson Chou
Name: Nelson Chou
Title: Senior Vice President & Head of Corporate Banking Department

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: Bank of China, Chicago Branch

by	/s/ Xu Yang
Name: Xu Yang
Title: Senior VP & Deputy Branch Manager Bank of China, Chicago Branch

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: DZ BANK, New York Branch

by	/s/ Oliver Hildenbrand
Name: Oliver Hildenbrand
Title: Director

For any Lender requiring a second signature line:

by	/s/ Alexander Dickhoff
Name: Alexander Dickhoff
Title: Vice President

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: The Northern Trust Company

by	/s/ Lisa DeCristofaro
Name: Lisa DeCristofaro
Title: SVP

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. FIVE-YEAR REVOLVING CREDIT AGREEMENT

Name of Lender: Lake City Bank

by	/s/ Cameron V. Plew
Name: Cameron V. Plew
Title: Vice President – Commercial Banking

[Signature Page to Zimmer Five-Year Revolving Credit Agreement]

ANNEX I

PRICING GRID

Pricing Category	Ratings (S&P/Moody’s)	Facility Fee Rate (in Basis Points)	Applicable Margin for Term SOFR / Daily Simple SOFR Loans (in Basis Points)	Applicable Margin for ABR Loans (in Basis Points)
Category 1	A-/A3 or higher	8.0	79.5	0.0
Category 2	BBB+/Baa1	9.0	91.0	0.0
Category 3	BBB/Baa2	11.0	101.5	1.5
Category 4	BBB-/Baa3	15.0	110.0	10.0
Category 5	BB+/Ba1 or lower	20.0	130.0	30.0

The Applicable Margin and the facility fee rate in effect on any date shall be based on the Ratings (as defined below) in effect on such date. The ratings to be utilized for purposes of this Annex I are the public ratings assigned by the Rating Agencies to senior, unsecured long-term indebtedness for borrowed money of the Borrower that is not subject to any credit enhancement (the “Ratings”). The Rating by any Rating Agency in effect at any date is that in effect at the close of business on such date. The Borrower hereby agrees that at all times it shall maintain a Rating from either S&P or Moody’s. If a Rating is supplied by only one of S&P and Moody’s, then that single Rating shall be determinative. In the case of split Ratings from S&P and Moody’s, the Rating to be used to determine which Category applies shall be the higher of the two Ratings; provided that if the split is more than one full Category, the Category that is one below that applicable to the higher Rating shall be used (e.g., BBB+/Baa3 results in Category 3 and A-/Baa3 in Category 2). If no Ratings shall be in effect, then the applicable Category shall be Category 5. For purposes of the Pricing Grid, “Basis Point” shall mean 1/100th of 1%.

Capitalized terms used but not otherwise defined in this Annex I have the meanings given to them in the Credit Agreement to which this Annex I is attached.